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                                    INDENTURE




                           DATED AS OF MARCH 30, 2005


                                     BETWEEN


                       ACTIVANT SOLUTIONS INC., AS ISSUER,


                          THE GUARANTORS NAMED HEREIN,


                                       AND


               WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE


                                   ----------


                  FLOATING RATE SENIOR NOTES DUE 2010, SERIES A
                  FLOATING RATE SENIOR NOTES DUE 2010, SERIES B






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


                              CROSS-REFERENCE TABLE


TRUST INDENTURE                                                    INDENTURE
   ACT SECTION                                                      SECTION
---------------                                                    ---------

ss.310(a)(1).................................................  8.10
      (a)(2).................................................  8.10
      (a)(3).................................................  N.A.
      (a)(4).................................................  N.A.
      (a)(5).................................................  8.08, 8.10
      (b)....................................................  8.08; 8.10; 13.02
      (c)....................................................  N.A.
ss.311(a)....................................................  8.11
      (b)....................................................  8.11
      (c)....................................................  N.A.
ss.312(a)....................................................  2.05
      (b)....................................................  13.03
      (c)....................................................  13.03
ss.313(a)....................................................  8.06
      (b)(1).................................................  N.A.
      (b)(2).................................................  8.06
      (c)....................................................  8.06; 13.02
      (d)....................................................  8.06
ss.314(a)....................................................  4.09; 4.11; 13.02
      (b)....................................................  N.A.
      (c)(1).................................................  13.04
      (c)(2).................................................  13.04
      (c)(3).................................................  N.A.
      (d)....................................................  N.A.
      (e)....................................................  13.05
      (f)....................................................  N.A.
ss.315(a)....................................................  8.01(b)
      (b)....................................................  8.05; 13.02
      (c)....................................................  8.01(a)
      (d)....................................................  8.01(c)
      (e)....................................................  6.11
ss.316(a)(last sentence).....................................  2.09
      (a)(1)(A)..............................................  6.05
      (a)(1)(B)..............................................  6.04
      (a)(2).................................................  N.A.
      (b)....................................................  6.07
      (c)....................................................  10.04
ss.317(a)(1).................................................  6.08
      (a)(2).................................................  6.09
      (b)....................................................  2.04
ss.318(a)....................................................  13.01
----------------
N.A. means Not Applicable.
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   Definitions..................................................  1
SECTION 1.02.   Incorporation by Reference of Trust Indenture Act............ 16
SECTION 1.03.   Rules of Construction........................................ 16

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.   Form and Dating.............................................. 17
SECTION 2.02.   Execution and Authentication................................. 17
SECTION 2.03.   Registrar, Paying Agent and Calculation Agent................ 18
SECTION 2.04.   Paying Agent To Hold Assets in Trust......................... 18
SECTION 2.05.   Holder Lists................................................. 18
SECTION 2.06.   Transfer and Exchange........................................ 19
SECTION 2.07.   Replacement Notes............................................ 19
SECTION 2.08.   Outstanding Notes............................................ 19
SECTION 2.09.   Treasury Notes............................................... 20
SECTION 2.10.   Temporary Notes.............................................. 20
SECTION 2.11.   Cancellation................................................. 20
SECTION 2.12.   Defaulted Interest........................................... 20
SECTION 2.13.   CUSIP Number................................................. 21
SECTION 2.14.   Deposit of Moneys............................................ 21
SECTION 2.15.   Book-Entry Provisions for Global Notes....................... 21
SECTION 2.16.   Registration of Transfers and Exchanges...................... 22
SECTION 2.17.   Issuance of Additional Notes................................. 25

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.   Notices to Trustee........................................... 25
SECTION 3.02.   Selection of Notes To Be Redeemed............................ 26
SECTION 3.03.   Notice of Redemption......................................... 26
SECTION 3.04.   Effect of Notice of Redemption............................... 26
SECTION 3.05.   Deposit of Redemption Price.................................. 27
SECTION 3.06.   Notes Redeemed in Part....................................... 27

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.   Payment of Notes............................................. 27
SECTION 4.02.   Maintenance of Office or Agency.............................. 27
SECTION 4.03.   Limitations on Transactions with Affiliates.................. 27
SECTION 4.04.   Limitation on Incurrence of Additional Indebtedness
                  and Issuance of Disqualified Capital Stock ................ 28

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                                                                            PAGE
                                                                            ----


SECTION 4.05.   Limitation on Guarantees of Certain Indebtedness............. 28
SECTION 4.06.   Payments for Consents........................................ 28
SECTION 4.07.   Limitation on Investment Company Status...................... 29
SECTION 4.08.   Limitation on Asset Sales.................................... 29
SECTION 4.09.   Limitation on Asset Swaps.................................... 30
SECTION 4.10.   Limitation on Restricted Payments............................ 30
SECTION 4.11.   Notice of Defaults........................................... 32
SECTION 4.12.   Reports...................................................... 32
SECTION 4.13.   Limitations on Dividend and Other Payment Restrictions
                  Affecting Subsidiaries..................................... 32
SECTION 4.14.   Limitation on Liens.......................................... 33
SECTION 4.15.   Change of Control............................................ 33
SECTION 4.16.   Compliance Certificate....................................... 34
SECTION 4.17.   Corporate Existence.......................................... 35
SECTION 4.18.   Special Repurchase Offer..................................... 35
SECTION 4.19.   Maintenance of Segregated Funds.............................. 35

                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.   Mergers, Consolidation and Sale of Assets.................... 36
SECTION 5.02.   Successor Corporation Substituted............................ 36

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.   Events of Default............................................ 36
SECTION 6.02.   Acceleration................................................. 38
SECTION 6.03.   Other Remedies............................................... 38
SECTION 6.04.   Waiver of Past Default....................................... 38
SECTION 6.05.   Control by Majority.......................................... 39
SECTION 6.06.   Limitation on Suits.......................................... 39
SECTION 6.07.   Rights of Holders To Receive Payment......................... 39
SECTION 6.08.   Collection Suit by Trustee................................... 39
SECTION 6.09.   Trustee May File Proofs of Claim............................. 40
SECTION 6.10.   Priorities................................................... 40
SECTION 6.11.   Undertaking for Costs........................................ 40

                                  ARTICLE SEVEM

                             [INTENTIONALLY OMITTED]

                                  ARTICLE EIGHT

                                     TRUSTEE

SECTION 8.01.   Duties of Trustee............................................ 41
SECTION 8.02.   Rights of Trustee............................................ 41
SECTION 8.03.   Individual Rights of Trustee................................. 42
SECTION 8.04.   Trustee's Disclaimer......................................... 42
SECTION 8.05.   Notice of Defaults........................................... 43
SECTION 8.06.   Reports by Trustee to Holders................................ 43
SECTION 8.07.   Compensation and Indemnity................................... 43
SECTION 8.08.   Replacement of Trustee....................................... 44

                                                                            PAGE
                                                                            ----

SECTION 8.09.   Successor Trustee by Merger, etc............................. 45
SECTION 8.10.   Eligibility; Disqualification................................ 45
SECTION 8.11.   Preferential Collection of Claims Against the Company........ 45

                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.   Termination of the Company's Obligations..................... 45
SECTION 9.02.   Legal Defeasance and Covenant Defeasance..................... 46
SECTION 9.03.   Conditions to Legal Defeasance or Covenant Defeasance........ 46
SECTION 9.04.   Application of Trust Money; Trustee Acknowledgment
                   and Indemnity............................................. 47
SECTION 9.05.   Repayment to Company......................................... 47
SECTION 9.06.   Reinstatement................................................ 48

                                   ARTICLE TEN

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.  Without Consent of Holders................................... 48
SECTION 10.02.  With Consent of Holders...................................... 49
SECTION 10.03.  Compliance with Trust Indenture Act.......................... 49
SECTION 10.04.  Record Date for Consents and Effect of Consents.............. 49
SECTION 10.05.  Notation on or Exchange of Notes............................. 50
SECTION 10.06.  Trustee To Sign Amendments, etc.............................. 50

                                 ARTICLE ELEVENX
                                    GUARANTEE

SECTION 11.01.  Unconditional Guarantee...................................... 50
SECTION 11.02.  Severability................................................. 51
SECTION 11.03.  Release of a Guarantor....................................... 51
SECTION 11.04.  Limitation of Guarantor's Liability.......................... 51
SECTION 11.05.  Contribution................................................. 52
SECTION 11.06.  Subordination of Subrogation and Other Rights................ 52

                                 ARTICLE TWELVE

                             [INTENTIONALLY OMITTED]

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

SECTION 13.01.  Trust Indenture Act Controls................................. 52
SECTION 13.02.  Notices...................................................... 53
SECTION 13.03.  Communications by Holders with Other Holders................. 53
SECTION 13.04.  Certificate and Opinion as to Conditions Precedent........... 53
SECTION 13.05.  Statements Required in Certificate........................... 54
SECTION 13.06.  Rules by Trustee, Paying Agent, Registrar.................... 54
SECTION 13.07.  Governing Law................................................ 54
SECTION 13.08.  No Recourse Against Others................................... 54
SECTION 13.09.  Successors................................................... 54
SECTION 13.10.  Counterpart Originals........................................ 55

                                                                            PAGE
                                                                            ----

SECTION 13.11.  Severability................................................. 55
SECTION 13.12.  No Adverse Interpretation of Other Agreements................ 55
SECTION 13.13.  Legal Holidays............................................... 55


SIGNATURES.................................................................. S-1

EXHIBIT A   Form of Series A Note........................................... A-1
EXHIBIT B   Form of Series B Note........................................... B-1
EXHIBIT C   Form of Legend for Global Notes................................. C-1
EXHIBIT D   Form of Transfer Certificate.................................... D-1
EXHIBIT E   Form of Transfer Certificate for Institutional
              Accredited Investors.......................................... E-1
EXHIBIT F   Form of Transfer Certificate for Regulation S Transfers......... F-1
EXHIBIT G   Form of Guarantee............................................... G-1


-----------------

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

               INDENTURE dated as of March 30, 2005, between ACTIVANT SOLUTIONS INC., a Delaware corporation (the "Company"), each of the GUARANTORS (as herein defined); and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the "Trustee").

               Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.  Definitions.

               "Acceleration Notice" has the meaning provided in Section 6.02.

               "Acquired in the Speedware Tender Offer" means the acquisition of shares of Capital Stock of Speedware that are validly tendered and taken up by the Company in the Speedware Tender Offer.

               "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

               "Acquired Preferred Stock" means Preferred Stock of any Person at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries and not issued by such person in connection with, or in anticipation or contemplation of, such acquisition, merger or consolidation.

               "Additional Notes" means Floating Rate Series A, Series B or any other series of Senior Notes due 2010 issued from time to time after the Issue Date and on or prior to April 1, 2006 in accordance with Section 2.17.

               "Affiliate" means, as to any Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the first referred to Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               "Affiliate Transaction" has the meaning provided in Section 4.03.

               "Agent" means any Registrar, Paying Agent, Co-Registrar or Calculation Agent.

               "ARISB Acquisition" means the acquisition of certain assets of ADP Claims Solutions, Group, Inc. ("ADP") pursuant to the Asset Purchase Agreement dated November 20, 1997 between the Company and ADP.

               "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Subsidiaries (excluding any Sale and Leaseback Transaction or any pledge of assets or stock by the Company or any of its Subsidiaries) to any Person other than the Company or a Wholly Owned Subsidiary of the Company of
(i) any Capital Stock of any Subsidiary of the Company or (ii) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business; provided, however, that for purposes of Section 4.08, Asset Sales shall not include (a) a transaction or series of related transactions in which the Company or its Subsidiaries receive aggregate consideration of less than $1.0 million, (b) transactions covered by Article Five or permitted by Section 4.09, (c) a Restricted Payment that otherwise qualifies under Section 4.10, (d) any disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Subsidiaries and that is disposed of, in each case, in the ordinary course of business or (e) sales of receivables and leases in connection with the lease financing activities described in clause (xiii) of the definition of Permitted Indebtedness.

               "Asset Swap" means the execution of a definitive agreement, subject only to approval of the United States Federal Trade Commission, if applicable, and other customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between the Company or any of its Subsidiaries and another Person or group of affiliated Persons; provided that any amendment to or waiver of any closing condition that individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap; it being understood that an Asset Swap may include a cash equalization payment made in connection therewith provided that such cash payment, if received by the Company or its Subsidiaries, shall be deemed to be proceeds received from an Asset Sale and applied in accordance with Section 4.08.

               "Bankruptcy Law" has the meaning provided in Section 6.01.

               "Board of Directors" means the Board of Directors or other governing body charged with the ultimate management of any Person, or any duly authorized committee thereof.

               "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person or a duly authorized committee of such Board of Directors.

               "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the Corporate Trust Office of the Trustee is located are not required to be open.

               "Calculation Agent" has the meaning provided in Section 2.03.

               "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

               "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP, and for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP.

               "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds that invest substantially all their assets in securities of the types described in clauses
(i) through (v) above.

               "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of this Indenture), other than to a Permitted Holder; or (ii) a majority of the Board of Directors of the Company or Holding shall consist of Persons who are not Continuing Directors; or (iii) the acquisition by any Person or Group (other than the Permitted Holders or any direct or indirect Subsidiary of any Permitted Holder, including without limitation, Holding) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company or Holding.

               "Change of Control Date" has the meaning provided in Section
4.15.

               "Change of Control Offer" has the meaning provided in Section
4.15.

               "Change of Control Payment Date" has the meaning provided in
Section 4.15.

               "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Subsidiaries designed to protect the Company or any of its Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Subsidiaries.

               "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

               "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, a Vice President or its Treasurer, and by its Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

               "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the four quarter period of the most recent four consecutive fiscal quarters ending prior to the date of such determination (the "Four Quarter Period") to (ii) Consolidated Fixed Charges for such Four Quarter Period; provided, however, that
(1) if the Company or any Subsidiary of the Company has incurred any Indebtedness or issued any preferred stock since the beginning of such Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness or issuance of preferred stock, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such Indebtedness or issuance of preferred stock as if such Indebtedness had been incurred or such preferred stock had been issued on the first day of such Four Quarter Period and the discharge of any other Indebtedness or preferred stock repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness or preferred stock as if such discharge had occurred on the first day of such Four Quarter Period, (2) if since the beginning of such Four Quarter Period the Company or any Subsidiary of the Company shall have made any Asset Sale, the Consolidated EBITDA for such Four Quarter Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such Four Quarter Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four Quarter Period and Consolidated Fixed Charges for such Four Quarter Period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness or preferred stock of the Company or any Subsidiary of the Company repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Sale for such Four Quarter Period (or, if the Capital Stock of any Subsidiary of the Company is sold, the Consolidated Fixed Charges for such Four Quarter Period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such Four Quarter Period the Company or any Subsidiary of the Company (by merger or otherwise) shall have made an Investment in any Subsidiary of the Company (or any Person that becomes a Subsidiary of the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness or the issuance of any preferred stock) as if such Investment or acquisition occurred on the first day of such Four Quarter Period and (4) if since the beginning of such Four Quarter Period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary of the Company since the beginning of such Four Quarter Period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Subsidiary of the Company during such Four Quarter Period, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on, with respect to any Investment or acquisition, the first day of such Four Quarter Period and, with respect to any Asset Sale, the day prior to the first day of such Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness incurred or the issuance of any preferred stock in connection therewith, the pro forma calculations shall be determined reasonably and in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Interest Swap Obligations are outstanding applicable to such Indebtedness if such agreement under which such Interest Swap Obligations are outstanding has a remaining term as at the date of determination in excess of 12 months); provided, however, that the Consolidated Interest Expense of the Company attributable to interest on any Indebtedness incurred under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period.

               "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Income Tax Expense for such period; (ii) Consolidated Fixed Charges for such period; and (iii) Consolidated Non-Cash Charges for such period less all non-cash items increasing Consolidated Net Income for such period.

               "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense and (ii) the amount of all cash dividend payments or payments in Disqualified Capital Stock on Preferred Stock of Subsidiaries of such Person or on Disqualified Capital Stock of such Person held by Persons other than the Company or any Wholly Owned Subsidiaries paid, accrued or scheduled to be paid or accrued during such period.

               "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for Federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

               "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (i) the interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Swap Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities, and (e) all accrued or capitalized interest and (ii) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

               "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom, without duplication, (a) gains and losses from Asset Sales (without regard to the $1.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects, (b) items classified as extraordinary or nonrecurring gains and losses, and the related tax effects according to GAAP,
(c) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Subsidiary of such first referred to Person or is merged or consolidated with it or any of its Subsidiaries, (d) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise, (e) the net income of any Person, other than the Company or a Subsidiary of the Company or other than an Unrestricted Subsidiary, except to the extent of the lesser of (x) dividends or distributions paid to such first referred to Person or its Subsidiary by such Person and (y) the net income of such Person (but in no event less than zero), and the net loss of such Person shall be included only to the extent of the aggregate Investment of the first referred to Person or a consolidated Subsidiary of such Person and any non-cash expenses attributable to grants or exercises of employee stock options,
(f) charges relating to the amortization or write-off of intangibles or other goodwill arising from the ARISB Acquisition, the Triad Acquisition and the Speedware Acquisition and (g) the cumulative effect of changes in accounting principles.

               "Consolidated Net Tangible Assets" of any Person means, as of any date of determination, the sum of the assets of such Person after eliminating intercompany items, determined on a consolidated basis in accordance with GAAP, including appropriate deductions for any minority interest in tangible assets of such Person's Subsidiaries, less (without duplication) (i) the net book value of all of its goodwill and other like intangibles, (ii) unamortized indebtedness discount and expenses, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and (iv) all other proper reserves which in accordance with GAAP should be provided in connection with the business conducted by such Person, in each case as calculated at the end of the fiscal quarter preceding the date of determination (and, if calculated in connection with a transaction, after giving pro forma effect to such transaction).

               "Consolidated Non-Cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries (excluding any such charges constituting an extraordinary or nonrecurring item) reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

               "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Company or Holding on the Issue Date, (ii) was nominated for election or elected to the Board of Directors of the Company or Holding, as the case may be, with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) is a representative of a Permitted Holder.

               "Corporate Trust Office of the Trustee" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of original execution of this Indenture is located at MAC N9303-110, Sixth and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services.

               "Covenant Defeasance" has the meaning provided in Section 9.02.

               "Credit Agreement" means (i) the Third Amended and Restated Credit Agreement of the Company, dated as of June 27, 2003 and as amended as of the Issue Date together with the other documents related thereto (including, without limitation, any guarantee agreements and security documents) as the same may be further amended, supplemented, restated, restored or otherwise modified from time to time, including amendments, supplements or modifications relating to the addition or elimination of Subsidiaries of the Company as borrowers or guarantors or other credit parties thereunder and (ii) any renewal, extension, refunding, restructuring, restatements, replacement or refinancing thereof (whether with the original administrative agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original Credit Agreement or one or more other credit or other agreements).

               "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

               "Custodian" has the meaning provided in Section 6.01.

               "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

               "Depositary" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

               "Determination Date," with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

               "Disqualified Capital Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable on or before April 1, 2010, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to April 1, 2010; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable or is so redeemable at the sole option of the holder thereof prior to April 1, 2010 shall be deemed to be Disqualified Capital Stock.

               "Equity Offering" means a private sale or an underwritten public offering of Capital Stock (other than Disqualified Capital Stock) of the Company or Holding (to the extent, in the case of Holding, that the net cash proceeds thereof are contributed to the common or non-redeemable preferred equity capital of the Company).

               "Event of Default" has the meaning provided in Section 6.01.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

               "Exchange Notes" means (i) the Floating Rate Senior Notes due 2010, Series B, to be issued pursuant to this Indenture in exchange for the Initial Notes pursuant to the Registration Rights Agreement and (ii) Additional Notes, if any, issued in the form of Floating Rate Series B (or other series of) Senior Notes due 2010 to be issued in a registered exchange offer, in each case substantially in the form of Exhibit B.

               "Existing Senior Notes" means $157.0 million aggregate principal amount of 10 1/2% Senior Notes due 2011 issued pursuant to the Existing Senior Notes Indenture.

               "Existing Senior Notes Guarantee" means the guarantee of the Existing Senior Notes by each of the Existing Senior Notes Guarantors.

               "Existing Senior Notes Guarantor" means the issuer at any time of an Existing Senior Notes Guarantee (so long as such Existing Senior Notes Guarantee remains outstanding).

               "Existing Senior Notes Indenture" means the indenture dated June 27, 2003 between the Company, the Existing Notes Guarantors named therein and Wells Fargo Bank, National Association, as successor by merger to Wells Fargo Bank Minnesota, N.A., as trustee, pursuant to which the Existing Senior Notes were issued, as the same may be amended, supplemented, exchanged or restated from time to time.

               "Existing Senior Notes Issue Date" means June 27, 2003.

               "Final Maturity Date" means April 1, 2010.

               "Financial Monitoring and Oversight Agreements" means the Monitoring and Oversight Agreement among the Company, Holding and Hicks Muse & Co. Partners, L.P. ("Hicks Muse Partners") and the Financial Advisory Agreement among the Company, Holding and Hicks Muse Partners, each as in effect on the Existing

Senior Notes Issue Date or as may be subsequently amended in a way not materially adverse to Holders of the Notes or the Company.

               "Funding Guarantor" has the meaning provided in Section 11.05.

               "GAAP", unless otherwise indicated, means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or the Commission or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

               "Global Notes" means one or more 144A Global Notes, Regulation S Global Notes or IAI Global Notes.

               "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

               "Guarantee" means the guarantee by each Guarantor of the obligations of the Company with respect to the Notes.

               "Guaranteed Indebtedness" has the meaning provided in Section
4.05.

               "Guarantor" means, initially, those Subsidiaries that are parties to this Indenture and, subsequent to the Issue Date, any Subsidiary of the Company that becomes a party hereto pursuant to Section 4.05; provided that any such Subsidiaries shall no longer be Guarantors following any release in accordance with this Indenture.

               "Hicks Muse" means Hicks, Muse, Tate & Furst Incorporated, a Texas corporation.

               "Holders" means the registered holders of the Notes.

               "Holding" means Activant Solutions Holdings Inc., a Delaware corporation which owns all the capital stock of the Company.

               "IAI Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes transferred after the Issue Date to Institutional Accredited Investors.

               "incur" has the meaning set forth in Section 4.04.

               "Indebtedness" means with respect to any Person, without duplication, any liability of such Person (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) constituting Capitalized Lease Obligations, (iv) incurred or assumed as the deferred purchase price of property, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable arising in the ordinary course of business), (v) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) for Indebtedness of others guaranteed by such Person, (vii) for Interest Swap Obligations, Commodity Agreements and Currency Agreements and (viii) for Indebtedness of any other Person of the type referred to in clauses (i) through
(vii) which is secured by any Lien on any property or asset of such first referred to Person, the amount of such Indebtedness being deemed to be the lesser of the value of such property or asset or the amount of the Indebtedness so secured. The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above.

               "Indenture" means this Indenture, as amended or supplemented from time to time.

               "Initial Notes" means $120.0 million of the Floating Rate Senior Notes due 2010, Series A, of the Company.

               "Initial Purchasers" means J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc.

               "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

               "Interest Payment Date" means each quarterly interest payment date on January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 2005.

               "Interest Period" means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date; provided that the first Interest Period shall commence on and include March 30, 2005 and end on and include June 30, 2005.

               "Interest Record Date" for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means December 15, March 15, June 15, or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

               "Interest Swap Obligations" means the obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

               "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (in each case, including by way of Guarantee or similar arrangement) or capital contribution to any Person, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit. For purposes of Section 4.10, (A) "Investment" shall include the portion (proportionate to the Company's equity interest in a Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Unrestricted Subsidiary as a Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (1) the Company's "Investment" in such Subsidiary at the time of such redesignation less (2) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated from an Unrestricted Subsidiary to a Subsidiary; and (B) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

               "Issue Date" means March 30, 2005, the date on which the Initial Notes are originally issued.

               "Legal Defeasance" has the meaning provided in Section 9.02.

               "LIBOR" with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for three-month periods beginning on the first day of such Interest Period that appears on either Telerate Page 3750 or Bloomberg page BBAM1 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 and Bloomberg page BBAM1 do not include such a rate or are unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the first day of such Interest Period. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the first day of such Interest Period. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

               "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

               "London Banking Day" is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

               "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents) received by the Company or any of its Subsidiaries from such Asset Sale net of (i) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions, recording fees, relocation costs, title insurance premiums, appraisers, fees and costs reasonably incurred in preparation of any asset or property for sale), (ii) taxes paid or reasonably estimated to be payable (calculated based on the combined state, federal and foreign statutory tax rates applicable to the Company or the Subsidiary engaged in such Asset Sale), (iii) all distributions and other payments required to be made to any Person owning a beneficial interest in the assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, (iv) any reserves established in accordance with GAAP for adjustment in respect of the sales price of such asset or assets or for any liabilities associated with such Asset Sale and (v) repayment of Indebtedness secured by assets subject to such Asset Sale; provided, however, that if the instrument or agreement governing such Asset Sale requires the transferor to maintain a portion of the purchase price in escrow (whether as a reserve for adjustment of the purchase price or otherwise) or to indemnify the transferee for specified liabilities in a maximum specified amount, the portion of the cash or Cash Equivalents that is actually placed in escrow or segregated and set aside by the transferor for such indemnification obligation shall not be deemed to be Net Cash Proceeds until the escrow terminates or the transferor ceases to segregate and set aside such funds, in whole or in part, and then only to the extent of the proceeds released from escrow to the transferor or that are no longer segregated and set aside by the transferor.

               "Net Proceeds Offer" has the meaning provided in Section 4.08.

               "Notes" means, collectively, the Initial Notes, the Additional Notes, if any, the Private Exchange Notes and the Unrestricted Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture. For the purposes of this Indenture, all Notes shall vote and consent together on all matters (as to which such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

               "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness.

               "Officer" means the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

               "Officers' Certificate" means a certificate signed by two Officers of the Company complying with Sections 13.04 and 13.05.

               "144A Global Note" means a permanent global note in registered form representing the aggregate principal amount of Initial Notes sold in reliance on Rule 144A.

               "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

               "Other Indebtedness" has the meaning provided in Section 4.08.

               "Participants" has the meaning provided in Section 2.15.

               "Paying Agent" has the meaning provided in Section 2.03.

               "Permitted Holders" means Hicks Muse and any of its Affiliates, officers and directors.

               "Permitted Indebtedness" means, without duplication, (i) Indebtedness outstanding on the Issue Date (other than the indebtedness described in clause (iv) below); (ii) Indebtedness of the Company or a Subsidiary incurred pursuant to the Credit Agreement (including guarantees thereof) in an aggregate principal amount at any time outstanding not to exceed $30.0 million; (iii) Indebtedness evidenced by or arising under the Notes and this Indenture (not including any Additional Notes issued from time to time);
(iv) the Existing Senior Notes and the Existing Senior Notes Guarantee; (v) Interest Swap Obligations; provided, however, that such Interest Swap Obligations are entered into to protect the Company from fluctuations in currencies or interest rates of its Indebtedness; (vi) additional Indebtedness of the Company or any of its Subsidiaries not to exceed $20.0 million in principal amount outstanding at any time (which amount may, but need not, be incurred under the Credit Agreement); (vii) Refinancing Indebtedness; (viii) Indebtedness owed by the Company to any Wholly Owned Subsidiary of the Company or by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company; (ix) guarantees by the Company or Subsidiaries of any Indebtedness permitted to be incurred pursuant to this Indenture; (x) Indebtedness in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company or any of its Subsidiaries to their customers in the ordinary course of their business; (xi) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business assets or Subsidiaries of the Company (other than guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business assets or Subsidiaries of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness incurred pursuant to this clause (xi), when taken together with all Indebtedness incurred pursuant to this clause (xi) and then outstanding, shall not exceed $15.0 million; (xii) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, or Indebtedness incurred for the purposes of financing the acquisition of Productive Assets (whether by acquisition of assets or stock, by way of merger, consolidation or otherwise), in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a related business or incurred to refinance any such purchase price or cost of construction or improvement, in each case incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness incurred pursuant to this clause
(xii) shall not exceed $5.0 million at any time outstanding; and (xiii) Indebtedness and other Obligations of the Company and its Subsidiaries related to lease financing activities which are not required to be treated as indebtedness on a balance sheet, as determined in accordance with GAAP as in effect on the date such Indebtedness or other Obligation is incurred.

               "Permitted Investments" means (i) Investments by the Company or any Subsidiary of the Company to acquire the stock or assets of any Person (or Acquired Indebtedness or Acquired Preferred Stock acquired in connection with a transaction in which such Person becomes a Subsidiary of the Company); provided, however, that the primary business of such person is in the good faith judgment of management of the Company a business reasonably related, ancillary or complementary to the business of the Company; provided, further, however, that if any such Investment or series of related Investments involves an Investment by the Company in excess of $3.0 million, the Company is able, at the time of such investment and immediately after giving effect thereto, to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04, (ii) Investments received by the Company or its Subsidiaries as consideration for a sale of assets, (iii) Investments by the Company or any Wholly Owned Subsidiary of the Company in any Wholly Owned Subsidiary of the Company (whether existing on the Issue Date or created thereafter) or any Person that after such Investments, and as a result thereof, becomes a Wholly Owned Subsidiary of the Company and Investments in the Company by any Wholly Owned Subsidiary of the Company, (iv) Investments in cash and Cash Equivalents, (v) Investments in securities of trade creditors, wholesalers or customers received pursuant to any plan of reorganization or similar arrangement, (vi) loans or advances to employees of the Company or any Subsidiary thereof for purposes of purchasing the Company's Capital Stock and other loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Subsidiary, and (vii) additional Investments in an aggregate amount not to exceed $1.0 million at any time outstanding.

               "Permitted Liens" means, with respect to any Person:

                (i) Pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

                (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet delinquent or being contested in good faith by appropriate proceedings;

                (iii) Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith by appropriate proceedings;

                (iv) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

                (v) Minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                (vi) Liens securing Indebtedness permitted to be incurred pursuant to clauses (ii), (v), (vi) and (xii) of the definition of "Permitted Indebtedness";

                (vii)   Liens existing on the Issue Date;

                (viii) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary of the Company; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary of the Company; provided, further, however, that such Liens may not extend to any other property owned by the Company or any of its Subsidiaries;

                (ix) Liens on property at the time the Company or one of its Subsidiaries acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Company or any of its Subsidiaries;

                (x) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                (xi) Leases, subleases and licenses of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                (xii) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;

                (xiii)  Liens in favor of the Company or its Subsidiaries;

                (xiv) Liens on equipment of the Company or its Subsidiaries granted in the ordinary course of business to the Company's or such Subsidiaries' client at which such equipment is located;

                (xv) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (vi), (vii),
        (viii), (ix) or (xx) of this definition; provided, however, that (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount of or, if greater, committed amount of the Indebtedness described under clauses (vi), (vii), (viii), or (ix) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

                (xvi) Judgment and attachment Liens not giving rise to an Event of Default;

                (xvii)  Liens in favor of the Trustee;

                (xviii) Liens in favor of a banking institution arising by operation of law encumbering deposits (including right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

                (xix) Liens on assets of a Subsidiary (other than a Significant Subsidiary) that is a non-United States Person and is not a Guarantor; and

                (xx) in addition to the Liens referred to in clauses (i) through (xix) above, Liens securing Indebtedness (other than Indebtedness that is subordinated to the Notes) in an aggregate principal amount at the time of the incurrence of such Liens not to exceed 10% of the Company's Consolidated Net Tangible Assets.

                "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                "Physical Notes" means one or more certificated Notes in registered form.

                "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                "Private Exchange Notes" has the meaning provided in the Registration Rights Agreement or in a registration rights agreement executed in connection with the issuance of Additional Notes, as applicable.

                "Private Placement Legend" means the legend initially set forth on the Initial Notes in the form set forth on Exhibit A hereto.

                "Productive Assets" means assets of a kind used or usable by the Company and its Subsidiaries in its business; provided, however, that productive assets to be acquired by the Company shall be, in the good faith judgment of management of the Company, assets which are reasonably related, ancillary or complementary to the business of the Company as conducted on the Issue Date.

                "Purchase Money Indebtedness" means Indebtedness of the Company and its Subsidiaries incurred in the ordinary course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

                "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                "Qualified Institutional Buyer" or "QIB" means a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act.

                "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

                "redemption price," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Note annexed hereto as Exhibit A.

                "Refinancing Indebtedness" means any refinancing of Indebtedness of the Company or any of its Subsidiaries existing as of the Issue Date or incurred in accordance with Section 4.04 (other than pursuant to clause (iii) or (v) of the definition of Permitted Indebtedness) that does not (i) result in an increase in the aggregate principal amount of Indebtedness (such principal amount to include, for purposes of this definition, any premiums, penalties or accrued interest paid with the proceeds of the Refinancing Indebtedness) of such Person or (ii) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being refinanced.

                "Registrar" has the meaning provided in Section 2.03.

                "Registration" means a registered exchange offer for the Notes by the Company or other registration of the Notes under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

                "Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of the Issue Date by and among the Company, the Guarantors party thereto and the Initial Purchasers.

                "Regulation S" means Regulation S under the Securities Act.

                "Regulation S Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S under the Securities Act.

                "Representative Amount" means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

                "Restricted Payment" means (i) the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable in Qualified Capital Stock or in options, rights or warrants to acquire Qualified Capital Stock) on shares of the Company's Capital Stock, (ii) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company, or any warrants, rights or options to acquire shares of Capital Stock of the Company, other than through the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock, (iii) the making of any principal payment on, or the purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of, any Indebtedness of the Company or its Subsidiaries that is subordinated or junior in right of payment to the Notes, or (iv) the making of any Investment (other than a Permitted Investment).

                "Restricted Securities" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

                "Rule 144A" means Rule 144A under the Securities Act.

                "Sale and Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

                "SEC" or "Commission" means the United States Securities and Exchange Commission.

                "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                "Segregated Amount" has the meaning provided in Section 4.19.

                "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

                "Special Offer Trigger Date" has the meaning provided in Section 4.18.

                "Special Offer" has the meaning provided in Section 4.18.

                "Special Offer Amount" has the meaning provided in Section 4.18.

                "Speedware" means Speedware Corporation Inc.

                "Speedware Acquisition" means the acquisition of shares of Capital Stock of Speedware pursuant to the Speedware Tender Offer, an amalgamation, a statutory arrangement, a share consolidating, purchasing additional shares in the open market or in privately negotiated transactions, or initiating another takeover bid.

                "Speedware Tender Offer" means the cash tender offer to purchase all of the outstanding shares of Capital Stock of Speedware.

                "Speedware Tender Offer Price" means CDN $3.91 per share of Speedware's Capital Stock.

                "Staats Repurchase Agreement" means the Securities Repurchase Agreement, dated June 5, 2003, among Glenn Staats, Preston Staats, Holding, the Company, Hicks Muse and certain other parties thereto, as the same may be amended in a manner which does not adversely affect the Holders of the Notes.

                "Stated Maturity" means with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                "Subsidiary" with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly through one or more intermediaries, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person. Notwithstanding anything in this Indenture to the contrary, all references to the Company and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include the Company and its Subsidiaries as to which financial statements are prepared on a combined basis in accordance with GAAP and to finan-cial information prepared on such a combined basis. Notwithstanding anything in this Indenture to the contrary, an Unrestricted Subsidiary shall not be deemed to be a Subsidiary for purposes of this Indenture.

                "Telerate Page 3750" means the display designated as "Page 3750" on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service) or a successor service.

                "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of this Indenture (except as provided in Section 9.03) until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

                "Triad Acquisition" means the acquisition of Triad Systems Corporation on February 27, 1997.

                "Trust Officer" means any officer within the corporate trust department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

                "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                "Unrestricted Notes" means one or more Notes that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A hereto, including, without limitation, the Exchange Notes and any Notes registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

                "Unrestricted Subsidiary" means (x) a Subsidiary of the Company created after the Issue Date or (y) Internet Auto Parts, Inc. ("IAP") if it becomes a Subsidiary of the Company, in each case so designated (together with its Subsidiaries) by a resolution adopted by the Board of Directors of the Company; provided, however, that (a) neither the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (1) provides any credit support for any Indebtedness of such Unrestricted Subsidiary or its Subsidiaries (including any undertaking, agreement or instrument evidencing such Indebtedness) or (2) is directly or indirectly liable for any Indebtedness of such Unrestricted Subsidiary or its Subsidiaries and (b) except for IAP, such Subsidiary and its Subsidiaries has no property or assets (other than de minimis assets resulting from the initial capitalization of such Subsidiary). The Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04 and (y) no Default or Event of Default shall have occurred or be continuing. Any designation pursuant to this definition by the Board of Directors of the Company shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Company's Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

                "United States Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares) which normally have the right to vote in the election of directors are owned by such Person or any Wholly Owned Subsidiary of such Person.

SECTION 1.02.   Incorporation by Reference of Trust Indenture Act.

                Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                "Commission" means the SEC.

                "indenture securities" means the Notes.

                "indenture security holder" means a Holder.

                "indenture to be qualified" means this Indenture.

                "indenture trustee" or "institutional trustee" means the Trustee.

                "obligor" means the Company or any other obligor on the Notes or the Guarantees.

                All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.   Rules of Construction.

                Unless the context otherwise requires:

                (1)     a term has the meaning assigned to it;

                (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

                (3)     "or" is not exclusive;

                (4) words in the singular include the plural, and words in the plural include the singular;

                (5)     provisions apply to successive events and transactions;
        and

                (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                    THE NOTES


SECTION 2.01.   Form and Dating.

                The Initial Notes and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. Any Additional Notes and the Trustee's certificate of authentication thereof shall be substantially similar to the form of Exhibit A if such Additional Notes are issued in an unregistered offering or Exhibit B if such Additional Notes are issued in an offering that has been registered with the SEC. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement (including the Guarantee) on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

                Notes offered and sold in reliance on Rule 144A and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibit A hereto, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C hereto. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided. Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of Physical Notes in substantially the form set forth in Exhibit A.

SECTION 2.02.   Execution and Authentication.

                One duly authorized Officer shall sign the Notes for the Company or Guarantee for each Guarantor, as the case may be, by manual or facsimile signature.

                If an Officer whose signature is on a Note or a Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note or Guarantee, as the case may be, shall be valid nevertheless.

                A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                The Trustee shall authenticate (i) Initial Notes for original issue in an aggregate principal amount of $120.0 million, (ii) if and when issued, such Additional Notes that the Company may from time to time, on or prior to April 1, 2006, choose to issue pursuant to this Indenture and in accordance with Section 2.17 hereof, (iii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes or Additional Notes and (iv) Unrestricted Notes from time to time only in exchange for (A) a like principal amount of Initial Notes or Additional Notes or (B) a like principal amount of Private Exchange Notes, in each case upon a written order of the Company in the form of an Officers' Certificate; provided that with respect to the authentication of Additional Notes, such Officer's Certificate shall certify that such issuance will be in compliance with Section 4.04 and the Trustee shall be entitled to receive an Opinion of Counsel of the Company in connection with the authentication of such Additional Notes. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Additional Notes, Private Exchange Notes or Unrestricted Notes and whether the Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request.

                Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

                The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company and Affiliates of the Company.

                The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.   Registrar, Paying Agent and Calculation Agent.

                The Company shall maintain an office or agency, which shall be in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Notes may be presented or surrendered for payment (the "Paying Agent") and (c) notices and demands in respect of the Notes and this Indenture may be served. In addition, there shall be a Calculation Agent for the Notes (the "Calculation Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more Co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Except as provided herein, the Company may act as Paying Agent, Registrar, Co-Registrar or Calculation Agent. The Company may change the Paying Agent, Registrar, Co-Registrar or Calculation Agent without notice to any Holder.

                The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar, Paying Agent or Calculation Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 8.07.

                The Company initially appoints the Trustee as Registrar, Paying Agent and Calculation Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.04.   Paying Agent To Hold Assets in Trust.

                The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets. If the Company or any of their Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 2.05.   Holder Lists.

                The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Interest Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.   Transfer and Exchange.

                Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a Co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or Co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or Co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or Co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to
Section 2.10 or 3.06). The Registrar or Co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Note being redeemed in part.

                Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any Agent of the Company shall treat the Person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and none of the Company, the Trustee nor any such Agent shall be affected by notice to the contrary. Any consent, waiver or actions of a Holder shall be binding upon any subsequent Holders of such Note or a Note received upon transfer. Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest in a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in a Global Note shall be required to be reflected in a book entry.

SECTION 2.07.   Replacement Notes.

                If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement
Note if the Trustee's requirements for replacement of Notes are met. If required by the Company or the Trustee, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for their reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel.

                Every replacement Note is an additional obligation of the Company.

SECTION 2.08.   Outstanding Notes.

                Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Company or any Affiliates of the Company holds the Note.

                If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

                If on a Redemption Date or the Final Maturity Date the Paying Agent holds money sufficient to pay all of the principal and interest due on the Notes payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.   Treasury Notes.

                In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, the Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

                The Company shall notify the Trustee, in writing, when the Company or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10.   Temporary Notes.

                Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated.

                Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

SECTION 2.11.   Cancellation.

                The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel, and at the written direction of the Company, dispose of and deliver evidence of such disposal of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.   Defaulted Interest.

                The Company shall pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes.

                If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(i) shall be paid to Holders as of the Interest Record Date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13. CUSIP Number.

                The Company in issuing the Notes will use a "CUSIP" number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any changes in CUSIP numbers.

SECTION 2.14.   Deposit of Moneys.

                Prior to 11:00 a.m. New York City time, on each Interest Payment Date, Redemption Date, and the Final Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date or Final Maturity Date, as the case may be.

SECTION 2.15.   Book-Entry Provisions for Global Notes.

                (a) The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Exhibit C.

                Members of, or participants in, the Depositary ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.16; provided, however, that Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any Global Note and a successor Depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue Physical Notes.

                (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

                (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authen-ticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

                (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

                (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16.   Registration of Transfers and Exchanges.

                (a) Transfer and Exchange of Physical Notes. When Physical Notes are presented to the Registrar or Co-Registrar with a request:

                (i)     to register the transfer of the Physical Notes; or

                (ii) to exchange such Physical Notes for an equal principal amount of Physical Notes of other authorized denominations,

the Registrar or Co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Physical Notes presented or surrendered for registration of transfer or exchange:

                (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or Co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                (II) in the case of Physical Notes the offer and sale of which have not been registered under the Securities Act, such Physical Notes shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                (A) if such Physical Note is being delivered to the Registrar or Co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or

                (B) if such Physical Note is being transferred to a QIB in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or

                (C) if such Physical Note is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferee letter of representation (substantially in the form of Exhibit E hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                (D) if such Physical Note is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit F hereto and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                (E) if such Physical Note is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                (F) if such Physical Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

                (b) Restrictions on Transfer of a Physical Note for a Beneficial Interest in a Global Note. A Physical Note the offer and sale of which has not been registered under the Securities Act may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or Co-Registrar of a Physical Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or Co-Registrar, together with:

                (A) certification, substantially in the form of Exhibit D hereto, that such Physical Note is being transferred (I) to a QIB, (II) to an Accredited Investor or (III) in an offshore transaction in reliance on Regulation S and, with respect to (II) or (III), at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; and

                (B) written instructions directing the Registrar or Co-Registrar to make, or to direct the Depositary to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar or Co-Registrar shall cancel such Physical Note and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar or Co-Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no 144A Global Note, IAI Global Note or Regulation S Global Note, as the case may be, is then outstanding, the Company shall, unless either of the events in the proviso to Section 2.15(b) have occurred and are continuing, issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate such a Global Note in the appropriate principal amount.

                (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be affected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other instruction as is customary for the Depositary, from the Depositary or its nominee, requesting the registration of transfer of an interest in a 144A Global Note, an IAI Global Note or a Regulation S Global Note, as the case may be, to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be obtained is not then outstanding, only the Global Note representing the interest being transferred), the Registrar or Co-Registrar shall reflect on its books and records (and the applicable Global
Note) the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer. If the applicable type of Global Note required to represent the interest as requested to be obtained is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

                (d) Transfer of a Beneficial Interest in a Global Note for a Physical Note.

                (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Physical Note; provided, however, that prior to the Registration, a transferee that is a QIB or Institutional Accredited Investor may not exchange a beneficial interest in Global Note for a Physical Note. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

                (A) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                (B) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar or Co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar or Co-Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Note in the appropriate principal amount.

                (ii) Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or Co-Registrar in writing. The Registrar or Co-Registrar shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

                (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or Co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or Co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act; (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act (including pursuant to a Registration); or (iii) the date of such transfer, exchange or replacement is two years after the later of (x) the Issue Date and (y) the last date that the Company or any affiliate (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Notes (or any predecessor thereto).

                (g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are ex-pressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.17.   Issuance of Additional Notes.

                The Company shall be entitled to issue Additional Notes under this Indenture which shall have substantially identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first payment date applicable thereto or upon a registration default as provided under a registration rights agreement related thereto and terms of optional redemption, if any (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided that any issuance of Additional Notes shall be on or before April 1, 2006; provided, further, that such issuance shall be made in compliance with Section 4.04; provided, further, that no Additional Notes may be authenticated and delivered in an aggregate principal amount of less than $25.0 million per issuance; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended.

                With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors (or a duly appointed committee thereof) and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

                (a) the aggregate principal amount of Notes outstanding immediately prior to the issuance of such Additional Notes;

                (b) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

                (c) the issue price and the issue date of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; and

                (d) whether such Additional Notes shall be transfer Restricted Securities and issued in the form of Exhibit A hereto or shall be Unrestricted Notes issued in the form of Exhibit B hereto.

                                 ARTICLE THREE

                                   REDEMPTION


SECTION 3.01.   Notices to Trustee.

                If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed. The Company shall give such notice to the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Notes, the Redemption Date, the redemption price and the principal amount of the Notes to be redeemed. Any such notice may be canceled by notice in accordance with Section 13.02 at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02.   Selection of Notes To Be Redeemed.

                If less than all of the Notes are to be redeemed pursuant to paragraph 5 of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis; provided, however, that no Notes of $1,000 or less shall be redeemed in part. On and after the Redemption Date, interest shall cease to accrue on the Notes or portions thereof called for redemption, whether or not such Notes are presented for payment.

SECTION 3.03.   Notice of Redemption.

                At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed at such Holder's registered address; provided, however, that notice of a redemption pursuant to paragraph 6 of the Notes shall be mailed to each Holder whose Notes are to be redeemed no later than 60 days after the date of the closing of the relevant Equity Offering of the Company.

                Each notice of redemption shall identify the Notes to be redeemed (including the CUSIP number thereon) and shall state:

                (1)     the Redemption Date;

                (2)     the redemption price;

                (3) the name and address of the Paying Agent to which the Notes are to be surrendered for redemption;

                (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                (5) that, as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to this Indenture, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent;

                (6) in the case of any redemption pursuant to paragraph 5 of the Notes, if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued;

                (7) the subparagraph of the Notes pursuant to which such redemption is being made; and

                (8) that no representation is made as to the accuracy of the CUSIP number listed in such notice or printed on such Note.

                At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

SECTION 3.04.   Effect of Notice of Redemption.

                Once a notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date.

SECTION 3.05.   Deposit of Redemption Price.

                On or before the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, it shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

                If any Note surrendered for redemption in the manner provided in the Notes shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections
2.12 and 4.01 with respect to any payment default.

SECTION 3.06.   Notes Redeemed in Part.

                Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS


SECTION 4.01.   Payment of Notes.

                The Company shall pay the principal of and interest on the Notes in the manner provided in the Notes. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or any Affiliates of the Company) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Notes pursuant to the terms of this Indenture.

                The Company shall pay cash interest on overdue principal at the same rate per annum borne by the Notes. The Company shall pay cash interest on overdue installments of interest at the same rate per annum borne by the Notes, to the extent lawful, as provided in Section 2.12.

                Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

SECTION 4.02.   Maintenance of Office or Agency.

                The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of any office or agency required by Section 2.03. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.03.

SECTION 4.03.   Limitations on Transactions with Affiliates.

                Neither the Company nor any of its Subsidiaries will, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any of its Affiliates (other than transactions between the Company and a Wholly Owned Subsidiary of the Company or among Wholly Owned Subsidiaries of the Company) (an "Affiliate Transaction"), other than Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction on an arm's-length basis from a person that is not an Affili-ate; provided, however, that for a transaction or series of related transactions involving value of $5.0 million or more, such determination will be made in good faith by a majority of members of the Board of Directors of the Company and by a majority of the disinterested members of the Board of Directors of the Company, if any; provided, further, that for a transaction or series of related transactions involving value of $15.0 million or more, the Board of Directors of the Company has received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is fair, from a financial point of view, to the Company or such Subsidiary. The foregoing restrictions will not apply to (1) reasonable and customary directors' fees, indemnification and similar arrangements and payments thereunder, (2) any obligations of the Company under the Financial Monitoring and Oversight Agreements, or any employment agreement, noncompetition or confidentiality agreement with any officer of the Company (provided that each amendment of any of the foregoing agreements shall be subject to the limitations of this covenant), (3) reasonable and customary investment banking, financial advisory, commercial banking and similar fees and expenses paid to the Initial Purchasers and their Affiliates, (4) any Restricted Payment permitted to be made pursuant to Section 4.10, (5) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company, (6) loans or advances to employees in the ordinary course of business of the Company or any of its Subsidiaries consistent with past practices and (7) the issuance of Capital Stock of the Company (other than Disqualified Stock).

SECTION 4.04. Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock.

                (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (other than Permitted Indebtedness) and the Company will not issue any Disqualified Capital Stock and will not permit its Subsidiaries to issue any Preferred Stock except Preferred Stock of a Subsidiary issued to (and as long as it is held by) the Company or a Wholly Owned Subsidiary of the Company; provided, however, that the Company and its Subsidiaries may incur Indebtedness or issue shares of such Capital Stock if, in either case, at the time of and immediately after giving pro forma effect to such incurrence of Indebtedness or the issuance of such Capital Stock, as the case may be, and the use of proceeds therefrom, the Company's Consolidated Coverage Ratio is greater than 2.00 to 1.00.

                (b) The Company will not incur or suffer to exist, or permit any of its Subsidiaries to incur or suffer to exist, any Obligations with respect to an Unrestricted Subsidiary that would violate the provisions set forth in the definition of Unrestricted Subsidiary.

                (c) Neither the Company nor any Guarantor will incur any Indebtedness if such Indebtedness is by its terms (or by the terms of any agreement governing such Indebtedness) subordinate or junior in ranking in any respect to any of its Indebtedness unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to the Notes or the Guarantees, as applicable, to the same extent as such Indebtedness is subordinated in right of payment to such other Indebtedness.

SECTION 4.05.   Limitation on Guarantees of Certain Indebtedness.

                The Company shall not (a) permit any Subsidiary to guarantee any Indebtedness of the Company other than the Notes (the "Guaranteed Indebtedness") or (b) pledge any intercompany Indebtedness representing obligations of any of its Subsidiaries to secure the payment of Guaranteed Indebtedness, in each case unless such Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture causing such Subsidiary to guarantee the Company's obligations under this Indenture and the Notes to the same extent that such Subsidiary guaranteed the Company's obligations under the Guaranteed Indebtedness (including waiver of subrogation, if any). Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture.

SECTION 4.06.   Payments for Consents.

                Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.07.   Limitation on Investment Company Status.

                The Company and its Subsidiaries shall not take any action, or otherwise permit to exist any circumstance, that would require the Company to register as an "investment company" under the Investment Company Act of 1940, as amended.

SECTION 4.08.   Limitation on Asset Sales.

                Neither the Company nor any of its Subsidiaries will consummate an Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by management of the Company or, if such Asset Sale involves consideration in excess of $5.0 million, by the Board of Directors of the Company, as evidenced by a board resolution), (ii) at least 75% of the consideration received by the Company or such Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents and is received at the time of such disposition and (iii) upon the consummation of an Asset Sale, the Company applies, or causes such Subsidiary to apply, such Net Cash Proceeds within 180 days of receipt thereof either (A) to repay Indebtedness outstanding under the Credit Agreement or any Indebtedness of a Subsidiary of the Company that is not a Guarantor (and, to the extent such Indebtedness relates to principal under a revolving credit or similar facility, to obtain a corresponding reduction in the commitments thereunder, except that the Company may temporarily repay such Indebtedness using the consideration from such Asset Sale and thereafter use such funds to reinvest pursuant to clause (B) below within the period set forth therein without having to obtain a corresponding reduction in the commitments under such revolving credit or similar facility),
(B) to reinvest, or to be contractually committed to reinvest pursuant to a binding agreement, in Productive Assets and, in the latter case, to have so reinvested within 360 days of the date of receipt of such Net Cash Proceeds or
(C) to purchase Notes, Existing Senior Notes and other Indebtedness that is not, by its terms, expressly subordinated in right of payment to the Notes and the terms of which require an offer to purchase such other Indebtedness with the proceeds from the Asset Sale ("Other Indebtedness"), pro rata tendered to the Company for purchase at a price equal to 100% of the principal amount thereof (or the accreted value of such Other Indebtedness, if such Other Indebtedness is issued at a discount) plus accrued interest thereon, if any, to the date of purchase pursuant to an offer to purchase made by the Company as set forth below (a "Net Proceeds Offer"); provided that no Net Proceeds Offer shall be required to be made with any Asset Sales proceeds to the extent such Asset Sale proceeds have been, are the subject of or will be used to make an "Excess Cash Balance Offer" required pursuant to the Existing Senior Notes Indenture; provided, however, that the Company may defer making a Net Proceeds Offer until the aggregate Net Cash Proceeds from Asset Sales not otherwise applied in accordance with this covenant equal or exceed $5.0 million.

                Subject to the deferral right set forth in the final proviso of the preceding paragraph, each notice of a Net Proceeds Offer will be mailed, by first-class mail, to Holders of Notes not more than 180 days after the relevant Asset Sale or, in the event the Company or a Subsidiary has entered into a binding agreement as provided in (B) above, within 180 days following the termination of such agreement but in no event later than 360 days after the relevant Asset Sale. Such notice will specify, among other things, the purchase date (which will be no earlier than 30 days nor later than 45 days from the date such notice is mailed, except as otherwise required by law) and will otherwise comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders of Notes may elect to tender their Notes in whole or in part in integral multiples of $1,000. To the extent Holders properly tender Notes in an amount which, together with all Other Indebtedness so tendered, exceeds the Net Proceeds Offer, Notes and such Other Indebtedness of tendering Holders will be repurchased on a pro rata basis (based upon the aggregate principal amount tendered). To the extent that the aggregate principal amount of Notes tendered pursuant to any Net Proceeds Offer, which, together with the aggregate principal amount or aggregate accreted value, as the case may be, of all Other Indebtedness so tendered, is less than the amount of Net Cash Proceeds subject to such Net Proceeds Offer, the Company may use any remaining portion of such Net Cash Proceeds not required to fund the repurchase of tendered Notes and such Other Indebtedness for any purposes otherwise permitted by this Indenture. Upon the consummation of any Net Proceeds Offer, the amount of Net Cash Proceeds subject to any future Net Proceeds Offer from the Asset Sales giving rise to such Net Cash Proceeds shall be deemed to be zero.

                The Company will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer.

SECTION 4.09.   Limitation on Asset Swaps.

                The Company will not, and will not permit any Subsidiary to, engage in any Asset Swaps, unless: (i) at the time of entering into such Asset Swap, and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) in the event such Asset Swap involves an aggregate amount in excess of $2.0 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company which determination shall include a determination that the fair market value of the assets being received in such swap are at least equal to the fair market value of the assets being swapped; and (iii) in the event such Asset Swap involves an aggregate amount in excess of $10.0 million, the Company has also received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to the Company or such Subsidiary, as the case may be, from a financial point of view.

SECTION 4.10.   Limitation on Restricted Payments.

                (a) Neither the Company nor any of its Subsidiaries will, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:

                (i) a Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment; or

                (ii) the Company is not able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
        Section 4.04; or

                (iii) the aggregate amount of Restricted Payments made since the Existing Senior Notes Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors of the Company in good faith) exceeds the sum of (a) 50% of Consolidated Net Income (or, in the case such Consolidated Net Income shall be a deficit, minus 100% of such deficit) accruing during the period (treated as one accounting period) from the Existing Senior Notes Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available plus (b) 100% of the aggregate net proceeds, including the fair market value of property other than cash as determined by the Board of Directors of the Company in good faith, received since the Existing Senior Notes Issue Date by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale since the Existing Senior Notes Issue Date of Qualified Capital Stock of the Company (excluding (i) any net proceeds from issuances and sales financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, until and to the extent such borrowing is repaid, but including the proceeds from the issuance and sale of any securities convertible into or exchangeable for Qualified Capital Stock to the extent such securities are so converted or exchanged and including any additional proceeds received by the Company upon such conversion or exchange and (ii) any net proceeds received from issuances and sales that are used to consummate a transaction described in clauses (2) and (3) of paragraph (b) below), plus (c) without duplication of any amount included in clause (iii)(b) above, 100% of the aggregate net proceeds, including the fair market value of property other than cash (valued as provided in clause (iii)(b) above), received by the Company as a capital contribution after the Existing Senior Notes Issue Date, plus (d) the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Company or any of its Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser and repayments of loans or advances or other transfers of assets by such Person to the Company or any Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of

        "Investment") not to exceed, in the case of any Subsidiary, the amount of Investments previously made by the Company or any Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of Restricted Payments; provided, however, that no amount shall be included under this clause (d) to the extent it is already included in Consolidated Net Income, plus (e) the aggregate net cash proceeds received by a Person in consideration for the issuance of such Person's Capital Stock (other than Disqualified Capital Stock) that are held by such Person at the time such Person is merged with and into the Company in accordance with Article Five of this Indenture on or since the Existing Senior Notes Issue Date; provided, however, that concurrently with or immediately following such merger the Company uses an amount equal to such net cash proceeds to redeem or repurchase the Company's Capital Stock, plus (f) $25.0 million.

                (b) Notwithstanding the foregoing, these provisions will not prohibit: (1) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if such dividend or distribution would have been permitted on the date of declaration; (2) the purchase, redemption or other acquisition or retirement of any Capital Stock of the Company or any warrants, options or other rights to acquire shares of any class of such Capital Stock either (x) solely in exchange for shares of Qualified Capital Stock or other rights to acquire Qualified Capital Stock or
(y) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock or (z) in the case of Disqualified Capital Stock, solely in exchange for, or through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of, Disqualified Capital Stock that has a redemption date no earlier than, and requires the payment of current dividends or distributions in cash no earlier than, in each case, the Disqualified Capital Stock being purchased, redeemed or otherwise acquired or retired; (3) the acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (x) solely in exchange for shares of Qualified Capital Stock (or warrants, options or other rights to acquire Qualified Capital Stock), for shares of Disqualified Capital Stock that have a redemption date no earlier than, and require the payment of current dividends or distributions in cash no earlier than, in each case, the maturity date and interest payments dates, respectively, of the Indebtedness being acquired, or for Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, at least to the extent that the Indebtedness being acquired is subordinated to the Notes and has a Weighted Average Life to Maturity no less than that of the Indebtedness being acquired or (y) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock (or warrants, options or other rights to acquire Qualified Capital Stock), shares of Disqualified Capital Stock that have a redemption date no earlier than, and require the payment of current dividends or distributions in cash no earlier than, in each case, the maturity date and interest payments dates, respectively, of the Indebtedness being refinanced, or Indebtedness of the Company that is subordinate or junior in right of payment to the Notes at least to the extent that the Indebtedness being acquired is subordinated to the Notes and has a Weighted Average Life to Maturity no less than that of the Indebtedness being refinanced; (4) since the Existing Senior Notes Issue Date, payments by the Company to repurchase or to enable Holding (including for the purpose of this clause (4) and for the purposes of clauses (5) and (6) below, any corporation that, directly or indirectly, owns all of the Common Stock of Holding) to repurchase, Capital Stock of Holding from employees of Holding or its Subsidiaries or such other corporation in an aggregate amount not to exceed $5.0 million; (5) since the Existing Notes Issue Date, payments to enable Holding to redeem or repurchase stock purchase or similar rights granted by Holding with respect to its Capital Stock in an aggregate amount not to exceed $1.0 million; (6) since the Existing Notes Issue Date, payments, not to exceed $200,000 in the aggregate, to enable Holding to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; (7) payments made pursuant to any merger, consolidation or sale of assets effected in accordance with Article Five; (8) payments to enable Holding or the Company to pay dividends on its Capital Stock (other than Disqualified Capital Stock) after the first Equity Offering in an annual amount not to exceed 6.00% of the gross proceeds (before deducting underwriting discounts and commissions and other fees and expenses of the offering) received from shares of Capital Stock (other than Disqualified Stock) sold for the account of the issuer thereof (and not for the account of any stockholder) in such initial Equity Offering and contributed to the Company; (9) payments by the Company to fund the payment by any direct or indirect holding company thereof of audit, accounting, legal or other similar expenses, to pay franchise or other similar taxes and to pay other corporate overhead expenses, so long as such dividends are paid as and when needed by its respective direct or indirect holding company and so long as the aggregate amount of payments pursuant to this clause (9) does not exceed $1.0 million in any calendar year; (10) payments by the Company to fund taxes of Holding for a given taxable year in an amount equal to the Company's "separate return liability," as if the Company were the parent of a consolidated group (for purposes of this clause (10) "separate return liability" for a given taxable year shall mean the hypothetical United States tax liability of the Company defined as if the Company had filed its own United States federal tax return for such taxable year); (11) payments by the Company under the Financial Monitoring and Oversight Agreements; and (12) since the Existing Notes Issue Date, payments or loans made to Holding in an amount not to exceed $30.0 million, the proceeds of which amounts are used to make payments to Glenn E. Staats and Preston W. Staats (or one or more of their respective Affiliates) pursuant to the Staats Repurchase Agreement; provided that (A) in the case of clauses (3), (4), (5), (6), (7) and (8), no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof, (B) in determining the aggregate amount of Restricted Payments made since the Existing Senior Notes Issue Date, amounts expended pursuant to clauses
(1), (4), (5), (6), (7) and (8) shall be included in such calculation and (C) that no payment may be made pursuant to clause (7) unless, after giving effect to such transaction (and the incurrence of any Indebtedness in connection therewith and the use of the proceeds thereof), the Company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04 such that after incurring that $1.00 of additional Indebtedness, the Consolidated Coverage Ratio would be greater than 2.00 to 1.00.

SECTION 4.11.   Notice of Defaults.

                Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default and if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall promptly deliver to the Trustee by registered or certified mail or by telegram, telex or certified mail an Officers' Certificate specifying such event, notice or other action.

SECTION 4.12.   Reports.

                So long as any of the Notes are outstanding, the Company will provide to the Holders of Notes and the Trustee and file with the Commission, copies of the annual reports and of the information, documents and other reports that the Company would have been required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act regardless of whether the Company is then obligated to file such reports, commencing for the period ended June 30, 2005.

SECTION 4.13. Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries.

                The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause to permit to exist or become effective, by operation of the charter of such Subsidiary or by reason of any agreement, instrument, judgment, decree, rule, order, statute or governmental regulation, any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or any of its Subsidiaries; or (c) transfer any of its property or assets to the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Subsidiary; (4) any instrument governing Acquired Indebtedness or Acquired Preferred Stock, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (5) agreements existing on the Issue Date (including the Credit Agreement and the Existing Senior Notes Indenture) as such agreements are from time to time in effect; provided, however, that any amendments or modifications of such agreements that affect the encumbrances or restrictions of the types subject to this covenant shall not result in such encumbrances or restrictions being less favorable to the Company in any material respect, as determined in good faith by the Board of Directors of the Company, than the provisions as in effect before giving effect to the respective amendment or modification; (6) any restriction with respect to such a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition; (7) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above or any other agreement evidencing Indebtedness permitted under this Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement or any such other agreement are no less favorable to the Company in any material respect as determined in good faith by the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5); (8) restrictions on the transfer of the assets subject to any Lien imposed by the holder of such Lien; (9) a licensing agreement to the extent such restrictions or encumbrances limit the transfer of property subject to such licensing agreement; (10) restrictions relating to Subsidiary preferred stock that require that due and payable dividends thereon to be paid in full prior to dividends on such Subsidiary's common stock; or (11) any agreement or charter provision evidencing Indebtedness or Capital Stock permitted under this Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in such agreement or charter provision are not less favorable to the Company in any material respect as determined in good faith by the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in this Indenture.

SECTION 4.14.   Limitation on Liens.

                The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur or suffer to exist any Lien on any asset or property of the Company or such Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any obligations of the Company or any of its Subsidiaries unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured or until such time as such obligations are no longer secured by a Lien. The preceding sentence will not require the Company or any Subsidiary to secure the Notes if the Lien consists of a Permitted Lien.

SECTION 4.15.   Change of Control.

                (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes in cash pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

                (b) Prior to the mailing of the notice referred to below, but in any event within 30 days following the date on which the Company becomes aware that a Change of Control has occurred, the Company covenants that if the purchase of the Notes would violate or constitute a default under any other Indebtedness of the Company, then the Company shall, to the extent needed to permit such purchase of Notes, either (i) repay all such Indebtedness and terminate all commitments outstanding thereunder or (ii) obtain the requisite consents, if any, under any such Indebtedness required to permit the purchase of the Notes as provided below. The Company will first comply with the covenant in the preceding sentence before it will be required to make the Change of Control Offer or purchase the Notes pursuant to the provisions described below.

                (c) Within 30 days following the date on which the Company becomes aware that a Change of Control has occurred (the "Change of Control Date"), the Company shall send, by first class mail, postage prepaid, a notice to each Holder of Notes and the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

                (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes validly tendered and not withdrawn will be accepted for payment;

                (2) the purchase price (including the amount of accrued interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

                (3) that any Note not tendered will continue to accrue interest;

                (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent and Registrar for the Notes at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

                (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof; and

                (8) the circumstances and relevant facts regarding such Change of Control.

                (d) On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof (in integral multiples of $1,000) validly tendered pursuant to the Change of Control Offer,
(ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. legal tender sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence. The Company shall execute and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall cancel such Notes in accordance with Section 2.11. Any monies remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned within three Business Days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article Eight. For purposes of this Section 4.15, the Trustee shall, except with respect to monies owed as obligations to the Trustee pursuant to Article Eight, act as the Paying Agent.

                (e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes pursuant to a Change of Control Offer. To the extent the provisions of any such rule conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company shall comply with the provisions of such rule and be deemed not to have breached its obligations relating to such Change of Control Offer by virtue thereof.

SECTION 4.16.   Compliance Certificate.

                The Company shall deliver to the Trustee within 120 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officer with a view to determining whether a Default or Event of Default has occurred and whether or not the signets know of any failure of the Company to comply with any of its obligations under this Indenture or any Default or Event of Default by the Company that occurred during such fiscal year. If they do know of such a Default or Event of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this
Section 4.16 shall be for the fiscal year ending September 30, 2005.

SECTION 4.17.   Corporate Existence.

                Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary in accordance with the respective organizational documents of each such Subsidiary and the rights (charter and statutory) and material franchises of the Company and the Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole; provided, further, however, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Wholly Owned Subsidiaries of the Company with or into another Wholly Owned Subsidiary of the Company or another Person, if the surviving Person is a Wholly Owned Subsidiary of the Company organized under the laws of the United States or a State thereof or of the District of Columbia. This Section 4.17 shall not prohibit the Company from taking any other action otherwise permitted by, and made in accordance with, the provisions of this Indenture.

SECTION 4.18.   Special Repurchase Offer.

                If the Company has not acquired all of the issued and outstanding shares of Capital Stock of Speedware on or before the 150th day following the Issue Date (the "Special Offer Trigger Date"), the Company shall make an offer (the "Special Offer") to repurchase an aggregate principal amount of Notes equal to the U.S. dollar equivalent as of the Issue Date of the aggregate value, based on the Speedware Tender Offer Price, of the outstanding shares of Capital Stock of Speedware not Acquired in the Speedware Tender Offer as of the Issue Date (the "Special Offer Amount") at a purchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest. The Company shall use the noon buying rate as of the Issue Date as reported by the Federal Reserve Bank of New York for purposes of determining the U.S. dollar equivalent of the aggregate value of the outstanding Capital Stock of Speedware not owned by the Company as of the Issue Date.

                The Special Offer, if any, will be required to be made pursuant to the terms of this Indenture within 10 Business Days after the Special Offer Trigger Date and shall remain open for 20 Business Days following its commencement. Upon the expiration of that period, the Company shall promptly (and in any case, within three Business Days following such expiration) apply the applicable Special Offer Amount plus accrued and unpaid interest thereon to the purchase of all Notes validly tendered pursuant to the Special Offer. If the aggregate principal amount of Notes tendered pursuant to the Special Offer exceeds the Special Offer Amount with respect thereto, the Company shall purchase such Notes, or portions thereof tendered, pro rata or by such other method as may be required by law. If the aggregate amount of Notes tendered pursuant to any Special Offer is less than the Special Offer Amount, the Company may use any remaining Special Offer Amount for any purpose not prohibited by this Indenture.

                The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act to the extent applicable in connection with the purchase of Notes pursuant to a Special Offer.

SECTION 4.19.   Maintenance of Segregated Funds.

                (a) If on the Issue Date the Company has not Acquired in the Speedware Tender Offer at least 90% of the outstanding shares of Capital Stock of Speedware, the Company shall deposit an amount equal to (i) the Special Offer Amount plus (ii) an amount equal to the product of the Special Offer Amount multiplied by an amount equal to the applicable interest rate through the Special Offer Trigger Date (collectively, the "Segregated Amount") into a separate segregated bank account. The Segregated Amount shall only be used to acquire untendered shares of Capital Stock of Speedware or to fund the Special Offer, if any; provided that from and after the time the Company owns 100% of the outstanding shares of Capital Stock of Speedware, this covenant shall no longer apply.

                (b) For purposes of the foregoing subsection (a) the applicable interest rate used for purposes of determining the Segregated Amount shall be the interest rate in effect on the Issue Date.

                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION


SECTION 5.01.   Mergers, Consolidation and Sale of Assets.

                (a) The Company may not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a plan of liquidation unless (i) either (1) the Company is the surviving or continuing Person or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety or in the case of a plan of liquidation, the Person to which assets of the Company have been transferred, shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such surviving Person shall assume all of the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after giving effect to such transaction and the use of the proceeds therefrom (on a pro forma basis, including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company (in the case of clause (1) of the foregoing clause (i)) or such Person (in the case of clause (2) of the foregoing clause (i)) shall be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04; (iv) immediately after giving effect to such transactions, no Default or Event of Default shall have occurred or be continuing; and (v) the Company has delivered to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                (b) For purposes of the foregoing subsection (a), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                (c) Notwithstanding clauses (ii) and (iii) in paragraph (a) above, (1) any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (2) the Company may merge with a corporate Affiliate thereof incorporated solely for the purpose of reincorporating the Company in another jurisdiction in the United States to realize tax or other benefits.

SECTION 5.02.   Successor Corporation Substituted.

                In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01 in which the Company is not the surviving Person and the surviving Person is to assume all the Obligations of the Company under the Notes and this Indenture, such surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company and the Company shall be discharged from its Obligations under this Indenture and the Notes.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES


SECTION 6.01.   Events of Default.

                Each of the following shall be an "Event of Default" for purposes of this Indenture:

                (i) the failure to pay interest on the Notes when the same becomes due and payable and the Default continues for a period of 30 days;

                (ii) the failure to pay principal of or premium, if any, on any Notes when such principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise;

                (iii) a default in the observance or performance of any other covenant or agreement contained in the Notes or this Indenture, which default continues for a period of 30 days after the Company receives written notice thereof specifying the default from the Trustee or Holders of at least 25% in aggregate principal amount of outstanding Notes;

                (iv) the failure to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $10.0 million or more at any time in each case after a 10-day period during which such default shall not have been cured or such acceleration rescinded;

                (v) the Guarantee of any Significant Subsidiary, if any, ceases to be in full force and effect except as otherwise permitted pursuant to the terms of this Indenture or any Guarantee of any such Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of any such Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than, in any such case, by reason of release of Guarantor in accordance with the terms of this Indenture);

                (vi) one or more judgments in an aggregate amount in excess of $10.0 million (which are not covered by insurance as to which the insurer has not disclaimed coverage) being rendered against the Company or any of its Significant Subsidiaries and such judgment or judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

                (vii) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case or proceeding under any Bankruptcy Law; (b) consents to the entry of an order for relief against it in an involuntary case or proceeding under any Bankruptcy Law; (c) consents or acquiesces in the institution of a bankruptcy or insolvency proceeding against it; (d) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (e) makes a general assignment for the benefit of its creditors, or any of them takes any action to authorize or effect any of the foregoing; or

                (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding; (ii) appoints a Custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of its property; or (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company; and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

                The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

SECTION 6.02.   Acceleration.

                If an Event of Default with respect to the Notes (other than an Event of Default specified in clause (vii) or (viii) of Section 6.01) occurs and is continuing and has not been waived pursuant to Section 6.04, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by notice in writing to the Company (and to the Trustee if given by the Holders) specifying the respective Event of Default and that it is a "notice of acceleration" (an "Acceleration Notice") may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all outstanding Notes to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in this Indenture or the Notes to the contrary, shall become immediately due and payable.

                If an Event of Default specified in clause (vii) or (viii) of
Section 6.01 occurs, all unpaid principal of and accrued interest on all outstanding Notes shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                Any such declaration with respect to the Notes may be rescinded and annulled by the Holders of a majority in aggregate principal amount of Notes then outstanding by written notice to the Trustee if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction,
(ii) all existing Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in Section 6.01(vii) and (viii), the Trustee has received an Officers' Certificate and Opinion of Counsel that such Default or Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.   Other Remedies.

                If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.   Waiver of Past Default.

                Subject to Sections 6.07 and 10.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (i) and (ii) of Section 6.01. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 6.04 shall be in lieu of ss. 316(a)(1)(B) of the TIA and such ss. 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

                Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Notes, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.   Control by Majority.

                Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section
6.05 shall be in lieu of ss. 316(a)(1)(A) of the TIA, and such ss. 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 6.06.   Limitation on Suits.

                A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

                (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

                (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue a remedy;

                (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.   Rights of Holders To Receive Payment.

                Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of or interest on a Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.   Collection Suit by Trustee.

                If an Event of Default in payment of principal or interest specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.   Trustee May File Proofs of Claim.

                The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 8.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same may be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

SECTION 6.10.   Priorities.

                If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

                First: to the Trustee for amounts due under Section 8.07;

                Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                Third: to the Company.

                The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to the Holders pursuant to this
Section 6.10.

SECTION 6.11.   Undertaking for Costs.

                In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Notes on or after the respective due dates expressed in the Note.

                                 ARTICLE SEVEN

                            [INTENTIONALLY OMITTED]

                                 ARTICLE EIGHT

                                     TRUSTEE


SECTION 8.01.   Duties of Trustee.

                (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

                (b)     Except during the continuance of an Event of Default:

                (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein; and

                (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (1)     This paragraph does not limit the effect of paragraph
        (b) of this Section 8.01;

                (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

                (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this
Section 8.01.

                (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 8.02.   Rights of Trustee.

                Subject to Section 8.01:

                (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

                (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                (e) Before the Trustee acts or refrains from acting, it may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

                (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

                (j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                (k) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its gross negligence or willful misconduct.

SECTION 8.03.   Individual Rights of Trustee.

                The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or their Affiliates with the same rights it would have if it were not Trustee, subject to
Section 8.10 hereof. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 8.10 and 8.11.

SECTION 8.04.   Trustee's Disclaimer.

                The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication.

SECTION 8.05.   Notice of Defaults.

                If a Default or an Event of Default occurs and is continuing and the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Note including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or a Default or Event of Default in complying with Section 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders. This Section 8.05 shall be in lieu of the proviso to ss. 315(b) of the TIA and such proviso to ss. 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 8.06.   Reports by Trustee to Holders.

                If required by TIA ss. 313(a), as amended, within 60 days after each May 1 beginning with May 1, 2006, the Trustee shall mail to each Holder a report dated as of such May 1 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b), (c) and (d).

                A copy of each such report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Notes are listed.

                The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange or of any delisting thereof.

SECTION 8.07.   Compensation and Indemnity.

                The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances, including all costs and expenses of collection (including reasonable fees, disbursements and expenses of its agents and outside counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and outside counsel.

                The Company shall indemnify the Trustee for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless the Company has been prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense at the Company's expense, provided that the Company shall not be liable in any action or for which it has assumed the defense for the expenses of separate counsel to the Trustee unless (1) the employment of separate counsel has been authorized by the Company, (2) the Trustee has reasonably concluded (based upon advice of counsel to the Trustee) that there may be legal defenses available to the Trustee that are different from or in addition to those available to the Company or (3) a conflict or potential conflict exists (based upon advice of counsel to the Trustee) between the Trustee and the Company, and provided, further, that in any such event the Company's reimbursement obligation with respect to separate counsel of the Trustee will be limited to the reasonable fees and expenses of such counsel.

                The Company need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of its own negligence or willful misconduct.

                To secure the Company's payment obligations in this Section 8.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

                When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or (viii) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this
Section 8.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

                The obligations of the Company under this Section 8.07 shall survive resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

SECTION 8.08.   Replacement of Trustee.

                The Trustee may resign at any time by so notifying the Company in writing at least 10 days in advance. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

                (a)     the Trustee fails to comply with Section 8.10;

                (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                (c) a Custodian or other public officer takes charge of the Trustee or its property; or

                (d)     the Trustee becomes incapable of acting.

                If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 8.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 8.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

                If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                Notwithstanding replacement of the Trustee pursuant to this
Section 8.08, the Company's obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

SECTION 8.09.   Successor Trustee by Merger, etc.

                If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Eight.

SECTION 8.10.   Eligibility; Disqualification.

                This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA ss.ss. 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA ss. 310(b), the Trustee and the Company shall comply with the provisions of TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Eight. The provisions of TIA ss. 310 shall apply to the Company and any other obligor of the Notes.

SECTION 8.11.   Preferential Collection of Claims Against the Company.

                The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE


SECTION 9.01.   Termination of the Company's Obligations.

                The Company may terminate its obligations under the Notes and this Indenture as well as the obligations of the Guarantors under their respective Guarantees, except those obligations referred to in the penultimate paragraph of this Section 9.01, if :

                (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or have been called for redemption and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                (ii) the Company has paid all other sums payable under this Indenture by the Company; and

                (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                Notwithstanding the first paragraph of this Section 9.01, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 8.07, 8.08, 9.05
and 9.06 shall survive until the Notes are no longer outstanding. After the Notes are no longer outstanding, the Company's obligations in Sections 8.07, 8.08, 9.05 and 9.06 shall survive.

                After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified above.

SECTION 9.02.   Legal Defeasance and Covenant Defeasance

                (a) The Company may terminate its obligations in respect of the Notes by delivering all outstanding Notes to the Trustee for cancellation and paying all sums payable by it on account of principal of and interest on all Notes or otherwise. In addition to the foregoing, the Company may, at its option, at any time elect to have either paragraph (b) or (c) below be applied to all outstanding Notes, subject in either case to compliance with the conditions set forth in Section 9.03.

                (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 9.03, be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and shall be deemed to be discharged from all obligations with respect to the Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Company's obligations with respect to the Notes under Sections
2.03 through 2.07, inclusive, 4.02 and 4.16, (iii) the rights, powers, trust, duties and immunities of the Trustee under this Indenture and the Company's obligations in connection therewith and (iv) Article Nine of this Indenture (hereinafter, "Legal Defeasance"). Subject to compliance with this Article Nine, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

                (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 9.03, be released from its obligations under the covenants contained in Sections 4.03 through 4.15, inclusive, and Article Five with respect to the outstanding Notes (hereinafter, "Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 9.03, any failure or omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes.

SECTION 9.03.   Conditions to Legal Defeasance or Covenant Defeasance.

                In order to exercise either Legal Defeasance pursuant to Section 9.02(b) or Covenant Defeasance pursuant to Section 9.02(c):

                (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. legal tender or United States Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, as well as the Trustee's fees and expenses;

                (b) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee or a private letter ruling issued to the Company by the Internal Revenue Service to the effect that the Holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and related defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised and, in the case of an Opinion of Counsel furnished in connection with a Legal Defeasance, accompanied by a private letter ruling issued to the Company by the Internal Revenue Service to such effect;

                (c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                (d) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a Default under this Indenture or any other loan agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

                (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally.

                Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the Final Maturity Date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 9.04.   Application of Trust Money; Trustee Acknowledgment and
                Indemnity.

                The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to this Article Nine, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Notes.

                After such delivery or irrevocable deposit and delivery of any required Officers' Certificate or Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

                The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to this Article Nine or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 9.05.   Repayment to Company.

                Subject to Sections 8.07 and 9.04, the Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money held by them at any time. Subject to applicable abandoned property laws, the Trustee and the Paying Agent shall promptly pay to the Company any money held by it for the payment of principal or interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 9.06.   Reinstatement.

                If the Trustee or Paying Agent is unable to apply any money or United States Government Obligations by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.03 until such time as the Trustee or Paying Agent is permitted to apply all such money or United States Government Obligations in accordance with Section 9.03; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or United States Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE TEN

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 10.01.  Without Consent of Holders.

                The Company and the Guarantors, if any, when authorized by a resolution of the Board of Directors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

                (a) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not adversely affect the rights of any Holder in any material respect;

                (b) to effect the assumption by a successor Person of all obligations of the Company under the Notes and this Indenture in connection with any transaction complying with Article Five of this Indenture;

                (c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                (e) to make any change that would provide any additional benefit or rights to the Holders;

                (f) to make any other change that does not adversely affect the rights of any Holder in any material respect under this Indenture;

                (g) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

                (h) to add a Guarantor in accordance with Section 4.05 or otherwise;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION 10.02.  With Consent of Holders.

                Subject to Section 6.07, the Company and the Guarantors, if any, when authorized by a Board Resolution, and the Trustee may modify, amend or supplement, or waive compliance by the Company with any provision of, this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. However, without the consent of each Holder affected, no such modification, amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

                (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                (b) reduce the principal of or change the Stated Maturity of any Note or alter the provisions with respect to the repurchase or redemption of the Notes;

                (c) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;

                (d) make any Note payable in money other than that stated in the Notes or this Indenture;

                (e) make any change in the provisions of this Indenture protecting the rights of each Holder of a Note to receive payment of principal of or premium, if any, or interest on such Note on or after the due date thereof, or to bring suit to enforce such payment or permitting Holders of a majority in principal amount of the Notes to waive a Default or Event of Default;

                (f) cause the Notes or the Guarantees, if any, to become subordinated to any other Indebtedness or to otherwise modify or change the provision of this Indenture or the related definitions affecting the ranking of the Notes or the Guarantees, if any, in a manner which adversely affects the Holders of the Notes; or

                (g) after the Company's obligation to purchase the Notes arises under Section 4.08, 4.15 or 4.18, amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer, Net Proceeds Offer or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers.

                It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                After an amendment, supplement or waiver under this Section
10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 10.03.  Compliance with Trust Indenture Act.

                Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 10.04.  Record Date for Consents and Effect of Consents.

                Until an amendment, supplement or, waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of a Note by notice to the Trustee or the Company received before the date on which the Trustee receives an

Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver (at which time such amendment, supplement or waiver shall become effective).

                The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then those persons who were Holders of Notes at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Notes after such record date. No such consent shall be valid or effective for more than 120 days after such record date. The Trustee is entitled to rely upon any electronic instruction from beneficial owners to the Holders of any Global Note.

                After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(a) through (g) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 10.05.  Notation on or Exchange of Notes.

                If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06.  Trustee To Sign Amendments, etc.

                The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                                 ARTICLE ELEVEN

                                    GUARANTEE


SECTION 11.01.  Unconditional Guarantee.

                Each Person who is or becomes a Guarantor pursuant to Section
4.05 of this Indenture shall hereby unconditionally, jointly and severally, guarantee (each, a "Guarantee") to each Holder of a Note (including any Additional Notes upon issuance in accordance with Section 2.17) authenticated by the Trustee and to the Trustee and its successors and assigns that the principal of and interest on such Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal of and interest on any overdue interest on such Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or under such Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 11.04. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes (including any Additional Notes upon issuance in accordance with Section 2.17) or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of such Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Notes (including any Additional Notes upon issuance in accordance with Section 2.17), this Indenture, and this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any Custodian acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forth become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 11.02.  Severability.

                In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03.  Release of a Guarantor.

                If (i) the Notes are defeased in accordance with the terms of this Indenture, (ii) subject to the requirements of Section 5.01, if applicable, all or substantially all of the assets of any Guarantor or all of the equity interests of any Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset Sale and (x) the Net Cash Proceeds from such Asset Sale are used in accordance with Section 4.08 or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with
Section 4.08 or (iii) such Guarantor is designated as an Unrestricted Subsidiary, then each Guarantor (in the case of defeasance) or such Guarantor (in the event of a sale or other disposition of all of the assets or the equity interests of such Guarantor or designation of such Guarantor as an Unrestricted Subsidiary) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder. The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 11.03 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.03. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Notes and the other obligations of the Company hereunder as provided in this Article Eleven.

SECTION 11.04.  Limitation of Guarantor's Liability.

                Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.05, result in the obligations of such Guarantor under its Guarantee not constituting such a fraudulent transfer or conveyance.

SECTION 11.05.  Contribution.

                In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 11.04, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guarantee.

SECTION 11.06.  Subordination of Subrogation and Other Rights.

                Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under its Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.

                                 ARTICLE TWELVE

                             [INTENTIONALLY OMITTED]


                                ARTICLE THIRTEEN

                                  MISCELLANEOUS


SECTION 13.01.  Trust Indenture Act Controls.

                This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

                The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 13.02.  Notices.

                Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

                if to the Company or a Guarantor:

                ACTIVANT SOLUTIONS INC.
                804 Las Cimas Parkway
                Austin, TX 78746

                Attention: Greg Petersen

                Facsimile: (512) 330-9273
                Telephone: (512) 328-2300

                if to the Trustee:

                WELLS FARGO BANK, NATIONAL ASSOCIATION
                Corporate Trust Services
                Sixth and Marquette Avenue
                Minneapolis, MN 55479

                Attention: Tim Mowdy

                Facsimile: 612-667-9285
                Telephone: 612-316-1445

                The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                Any notice or communication mailed, first-class, postage prepaid, to a Holder including any notice delivered in connection with TIA ss. 310(b), TIA ss. 313(c), TIA ss. 314(a) and TIA ss. 315(b), shall be mailed to him at his address as set forth on the Register and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA ss. 313(c).

                Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03. Communications by Holders with Other Holders.

                Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA ss. 312(c).

SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.

                Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.05.  Statements Required in Certificate.

                Each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                (1) a statement that the person making such certificate has read such covenant or condition;

                (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

                (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 13.06.  Rules by Trustee, Paying Agent, Registrar.

                The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.  Governing Law.

                THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 13.08.  No Recourse Against Others.

                No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes or the Guarantees, as the case may be, or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.

SECTION 13.09.  Successors.

                All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of each Guarantor in this Indenture shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.10.  Counterpart Originals.

                The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.11.  Severability.

                In case any provision in this Indenture, in the Notes or in the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 13.12.  No Adverse Interpretation of Other Agreements.

                This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13.  Legal Holidays.

                If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day.


                            [Signature Pages Follow]

                                   SIGNATURES


                IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                      ACTIVANT SOLUTIONS INC.



                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                      TRIAD SYSTEMS FINANCIAL CORPORATION
                                      TRIAD DATA CORPORATION
                                      CCI/TRIAD GEM, INC.
                                      TRIAD SYSTEMS CORPORATION
                                      CCI/ARD, INC.



                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                      WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                                          Trustee



                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A


                             [FORM OF SERIES A NOTE]


                THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH
NOTE), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND, IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM OF EXHIBIT E TO THE INDENTURE APPEARING ON THE OTHER SIDE OF THIS NOTE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUERS AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                            ACTIVANT SOLUTIONS INC.

                  Floating Rate Senior Note due 2010, Series A

                                                         CUSIP No. [           ]

No. ___

        ACTIVANT SOLUTIONS INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received, promises to pay to CEDE & Co. or registered assigns the principal sum of Dollars ($ ), on April 1, 2010.

        Interest Payment Dates: January 1, April 1, July 1 and October 1, commencing on _____________, ______________.

        Interest Record Dates: December 15, March 15, June 15 and September 15.

        Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                      ACTIVANT SOLUTIONS INC.



                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

        This is one of the Floating Rate Senior Notes due 2010, Series A, described in the within-mentioned Indenture.


Dated:

                                      WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                                          Trustee



                                      By:
                                          --------------------------------------
                                          Authorized Signatory

                                (REVERSE OF NOTE)

                             ACTIVANT SOLUTIONS INC.


                  Floating Rate Senior Note due 2010, Series A


1.      Interest.

                ACTIVANT SOLUTIONS INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum, reset quarterly, equal to LIBOR (as hereinafter defined) plus 6.00%, as determined by the Calculation Agent, which shall initially be the Trustee. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from ________________, _______ . The Company will pay interest quarterly in arrears on January 1, April 1, July 1 and October 1 (each, an "Interest Payment Date"), commencing on ___________, ______. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                The Company shall pay interest on overdue principal from time to time on demand and on overd ue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Notes.

                "LIBOR" with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for three-month periods beginning on the first day of such Interest Period that appears on either Telerate Page 3750 or Bloomberg page BBAM1 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 and Bloomberg page BBAM1 do not include such a rate or are unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the first day of such Interest Period. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the first day of such Interest Period. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

                "Bloomberg page BBAM1" means the display designated as "Page BBAM1" on the Bloomberg Financial Markets Service (or such other page as may replace Page BBAM1 on that service) or a successor service.

                "Interest Period" means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date; provided that the first Interest Period shall commence on and include March 30, 2005 and end on and include June 30, 2005.

                "Determination Date," with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

                "London Banking Day" is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

                "Representative Amount" means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

                "Telerate Page 3750" means the display designated as "Page 3750" on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service) or a successor service.

2.      Method of Payment.

                The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.      Paying Agent and Registrar.

                Initially, WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Trustee") will act as Paying Agent, Registrar and Calculation Agent. The Company may change any Paying Agent, Registrar or Calculation Agent without notice to the Holders. The Company may, subject to certain exceptions, act as Paying Agent, Registrar or Calculation Agent.

4.      Indenture.

                The Company issued the Notes under an Indenture, dated as of March 30, 2005 (the "Indenture"), by and among the Company, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Notes of the Company designated as its Floating Rate Senior Notes due 2010, Series A (the "Initial Notes"), which may be issued under the Indenture. The Company shall be entitled to issue Additional Notes (as defined in the Indenture) pursuant to Section 2.17 of the Indenture. The Notes include the Initial Notes, the Private Exchange Notes (as defined in the Indenture), the Unrestricted Notes (as defined in the Indenture) and the Additional Notes. All Notes issued under the Indenture are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

5.       Optional Redemption.

        (a) The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after April 1, 2006, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) if redeemed during the 12-month period commencing on April 1 of the years indicated below:

        Year                                                    Percentage
        ----                                                    ----------
        2006........................................             102.000%
        2007........................................             101.500%
        2008........................................             101.000%
        2009 and thereafter.........................             100.000%

        (b) Prior to April 1, 2006, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) at a redemption price equal to 100% of the principal amount thereof plus a premium equal to the interest rate per annum on the Notes applicable on the date on which notice of redemption was given, plus accrued and unpaid interest to the Redemption Date; provided, however, that after any such redemption, at least 65% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) would remain outstanding immediately after giving effect to such redemption. Any such redemption will be required to occur on or prior to the date that is one year after the receipt by the Company of the proceeds of an Equity Offering. The Company shall effect such redemption on a pro rata basis.

6.      Notice of Redemption.

                Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Notes that have denominations equal to or larger than $1,000 principal amount. Notes and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

                If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Notes funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

7.      Change of Control Offer.

                Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall, within 30 days after the Change of Control Date, be required to offer to purchase all Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such purchase (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).

8.      Limitation on Disposition of Assets.

                The Company is, subject to certain conditions and certain exceptions, obligated to offer to purchase the Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such purchase (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) with the proceeds of certain asset dispositions.

9.      Special Repurchase Offer.

                The Company is, subject to certain conditions and certain exceptions, obligated to offer to purchase the Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, to the date of purchase (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) if the Company has not acquired all of the issued and outstanding shares of Capital Stock of Speedware on or before the 150th day following the Issue Date. The amount of the Notes that the Company shall be required to offer to purchase will equal the U.S. dollar equivalent as of the Issue Date of the aggregate value, based on the Speedware Tender Offer Price, of the outstanding shares of Capital Stock of Speedware not acquired by the Company as of the Issue Date.

10.     Denominations; Transfer; Exchange.

                The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.     Persons Deemed Owners.

                The registered Holder of a Note shall be treated as the owner of it for all purposes.

12.     Unclaimed Funds.

                If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at their written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.     Legal Defeasance and Covenant Defeasance.

                The Company and the Guarantors may be discharged from their obligations under the Indenture, the Notes and the Guarantees, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Notes and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

14.     Amendment; Supplement; Waiver.

                Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Note.

15.     Restrictive Covenants.

                The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to make restricted payments, to incur indebtedness, to sell assets, to permit restrictions on dividends and other payments by Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets and to engage in transactions with Affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must report annually to the Trustee on compliance with such limitations.

16.     Defaults and Remedies.

                If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Notes or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.     Trustee Dealings with Company and Guarantors.

                The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors, their respective Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.     No Recourse Against Others.

                No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes or the Guarantees, as the case may be, or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.

19.     Authentication.

                This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

20.     Abbreviations and Defined Terms.

                Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.     CUSIP Numbers.

                Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

22.     Registration Rights.

                Pursuant to the Registration Rights Agreement, dated as of March 30, 2005, among the Company, the Guarantors and the Initial Purchasers, the Company and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a Floating Rate Senior Note due 2010 of the Company which has been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders shall be entitled to receive certain liquidated damages payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

23.     Governing Law.

                The laws of the State of New York shall govern the Indenture, this Note and any Guarantee thereof without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

                                 ASSIGNMENT FORM


I or we assign and transfer this Note to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated:___________________             Signed: ----______________________________
                                              (Signed exactly as name appears
                                              on the other side of this Note)

Signature Guarantee: ___________________________________________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


                If you want to elect to have this Note purchased by the Company pursuant to Section 4.08, Section 4.15 and Section 4.18 of the Indenture, check the appropriate box:

         Section 4.08 [ ]       Section 4.15 [ ]        Section 4.18 [ ]

                If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.08, Section 4.15 and Section 4.18 of the Indenture, state the amount: $_____________

Dated:___________________        Your Signature: _______________________________
                                                 (Signed exactly as name appears
                                                 on the other side of this Note)

Signature Guarantee: ___________________________________________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B


                             [FORM OF SERIES B NOTE]

                             ACTIVANT SOLUTIONS INC.

                  Floating Rate Senior Note due 2010, Series B

                                                           CUSIP No. [        ]

No. ___

                ACTIVANT SOLUTIONS INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received, promises to
pay to CEDE & Co. or registered assigns the principal sum of    Dollars ($ ), on
April 1, 2010.

                Interest Payment Dates: January 1, April 1, July 1 and October 1, commencing on _______________, _________.

                Interest Record Dates: December 15, March 15, June 15 and September 15.

                Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                      ACTIVANT SOLUTIONS INC.



                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                This is one of the Floating Rate Senior Notes due 2010, Series B, described in the within-mentioned Indenture.

Dated:

                                      WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                                         Trustee


                                      By:
                                          --------------------------------------
                                          Authorized Signatory

                                (REVERSE OF NOTE)

                             ACTIVANT SOLUTIONS INC.


                  Floating Rate Senior Note due 2010, Series B


1.      Interest.

                ACTIVANT SOLUTIONS INC., a Delaware corporation (the "Company"),

promises to pay interest on the principal amount of this Note at the rate per annum, reset quarterly, equal to LIBOR (as hereinafter defined) plus 6.00%, as determined by the Calculation Agent, which shall initially be the Trustee. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from ____________, _________. The Company will pay interest quarterly in arrears on January 1, April 1, July 1 and October 1 (each, an "Interest Payment Date"), commencing on _____________, ______. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                The Company shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Notes.

                "LIBOR" with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for three-month periods beginning on the first day of such Interest Period that appears on either Telerate Page 3750 or Bloomberg page BBAM1 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 and Bloomberg page BBAM1 do not include such a rate or are unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the first day of such Interest Period. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the first day of such Interest Period. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

                "Bloomberg page BBAM1" means the display designated as "Page BBAM1" on the Bloomberg Financial Markets Service (or such other page as may replace Page BBAM1 on that service) or a successor service.

                "Interest Period" means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date; provided that the first Interest Period shall commence on and include March 30, 2005 and end on and include June 30, 2005.

                "Determination Date," with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

                "London Banking Day" is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

                "Representative Amount" means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

                "Telerate Page 3750" means the display designated as "Page 3750" on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service) or a successor service.

2.      Method of Payment.

                The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.      Paying Agent and Registrar.

                Initially, WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Trustee") will act as Paying Agent, Registrar and Calculation Agent. The Company may change any Paying Agent, Registrar or Calculation Agent without notice to the Holders. The Company may, subject to certain exceptions, act as Paying Agent, Registrar or Calculation Agent.

4.      Indenture.

                The Company issued the Notes under an Indenture, dated as of March 30, 2005 (the "Indenture"), by and among the Company, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Notes of the Company designated as its Floating Rate Senior Notes due 2010, Series B which may be issued under the Indenture. The Company shall be entitled to issue Additional Notes (as defined in the Indenture) pursuant to
Section 2.17 of the Indenture. The Notes include the Initial Notes, the Private Exchange Notes (as defined in the Indenture), the Unrestricted Notes (as defined in the Indenture) and the Additional Notes. All Notes issued under the Indenture are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

5.      Optional Redemption.

        (c) The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after April 1, 2006, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) if redeemed during the 12-month period commencing on April 1 of the years indicated below:

        Year                                                    Percentage
        ----                                                    ----------
        2006........................................             102.000%
        2007........................................             101.500%
        2008........................................             101.000%
        2009 and thereafter.........................             100.000%

        (d) Prior to April 1, 2006, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) at a redemption price equal to 100% of the principal amount thereof plus a premium equal to the interest rate per annum on the Notes applicable on the date on which notice of redemption was given, plus accrued and unpaid interest to the Redemption Date; provided, however, that after any such redemption, at least 65% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) would remain outstanding immediately after giving effect to such redemption. Any such redemption will be required to occur on or prior to the date that is one year after the receipt by the Company of the proceeds of an Equity Offering. The Company shall effect such redemption on a pro rata basis.

6.      Notice of Redemption.

                Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Notes that have denominations equal to or larger than $1,000 principal amount. Notes and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

                If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Notes funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

7.      Change of Control Offer.

                Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall, within 30 days after the Change of Control Date, be required to offer to purchase all Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such purchase (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).

8.      Limitation on Disposition of Assets.

                The Company is, subject to certain conditions and certain exceptions, obligated to offer to purchase the Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such purchase (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) with the proceeds of certain asset dispositions.

9.      Special Repurchase Offer.

                The Company is, subject to certain conditions and certain exceptions, obligated to offer to purchase the Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, to the date of purchase (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) if the Company has not acquired all of the issued and outstanding shares of Capital Stock of Speedware on or before the 150th day following the Issue Date. The amount of the Notes that the Company shall be required to offer to purchase will equal the U.S. dollar equivalent as of the Issued Date of the aggregate value, based on the Speedware Tender Offer Price, of the outstanding shares of Capital Stock of Speedware not acquired by the Company as of the Issue Date.

10.     Denominations; Transfer; Exchange.

                The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.     Persons Deemed Owners.

                The registered Holder of a Note shall be treated as the owner of it for all purposes.

12.     Unclaimed Funds.

                If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at their written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.     Legal Defeasance and Covenant Defeasance.

                The Company and the Guarantors may be discharged from their obligations under the Indenture, the Notes and the Guarantees, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Notes and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

14.     Amendment; Supplement; Waiver.

                Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Note.

15.     Restrictive Covenants.

                The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to make restricted payments, to incur indebtedness, to sell assets, to permit restrictions on dividends and other payments by Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets and to engage in transactions with Affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must report annually to the Trustee on compliance with such limitations.

16.     Defaults and Remedies.

                If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Notes or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.     Trustee Dealings with Company and Guarantors.

                The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors, their respective Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.     No Recourse Against Others.

                No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes or the Guarantees, as the case may be, or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.

19.     Authentication.

                This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

20.     Abbreviations and Defined Terms.

                Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.     CUSIP Numbers.

                Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

22.     Governing Law.

                The laws of the State of New York shall govern the Indenture, this Note and any Guarantee thereof without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

                                 ASSIGNMENT FORM


I or we assign and transfer this Note to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated:___________________                Signed: _______________________________
                                                 (Signed exactly as name appears
                                                 on the other side of this Note)

Signature Guarantee: ___________________________________________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


                If you want to elect to have this Note purchased by the Company pursuant to Section 4.08, Section 4.15 and Section 4.18 of the Indenture, check the appropriate box:

          Section 4.08 [ ]      Section 4.15 [ ]        Section 4.18 [ ]

                If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.08, Section 4.15 and Section 4.18 of the Indenture, state the amount: $_____________



Dated:___________________        Your Signature:________________________________
                                                 (Signed exactly as name appears
                                                 on the other side of this Note)

Signature Guarantee: ___________________________________________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT C


                         FORM OF LEGEND FOR GLOBAL NOTES

                Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

                THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT D


                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES



         Re:      Floating Rate Senior Notes due 2010
                  (the "Notes") of Activant Solutions Inc.


                This Certificate relates to $_______ principal amount of Notes held in the form of* ___ a beneficial interest in a Global Note or* _______ Physical Notes by ______ (the "Transferor").


The Transferor:*

         [ ]    has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Physical Note or Physical Notes in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

         [ ]    has requested that the Registrar by written order exchange or register the transfer of a Physical Note or Physical Notes.

                In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Notes does not require registration under the Securities Act of 1933, as amended (the "Act"), because*:

         [ ]    Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

         [ ]    Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

         [ ]    Such Note is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act) which delivers a certificate to the Trustee in the form of Exhibit D to the Indenture.

         [ ]    Such Note is being transferred in reliance on Rule 144 under the
Act.

         [ ]    Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 under the Act to a person other than an institutional "accredited investor." An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.


                                        ________________________________________
                                        [INSERT NAME OF TRANSFEROR]



                                     By: _______________________________________
                                         [Authorized Signatory]


Date: ______________________
      *Check applicable box.

                                                                       EXHIBIT E


                   Form of Transferee Letter of Representation


ACTIVANT SOLUTIONS INC.
c/o WELLS FARGO BANK, NATIONAL ASSOCIATION
N9303-120
Sixth and Marquette Avenue
Minneapolis, MN  55479
Attention:  Corporate Trust Services


Ladies and Gentlemen:

                This certificate is delivered to request a transfer of $________ principal amount of the Floating Rate Senior Notes due 2010 (the "Notes") of ACTIVANT SOLUTIONS INC. (the "Company"). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                Name: ________________________________________

                Address: _____________________________________

                Taxpayer ID Number: __________________________

                The undersigned represents and warrants to you that:

                1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $250,000, (e) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or
(f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an insti-itutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d) or (f) above to require the delivery of an opinion of counsel, certificates and/or other information satisfactory to the Company and the Trustee.

Dated: ________________________         TRANSFEREE: ____________________________



                                        By: ____________________________________

                                                                       EXHIBIT F

                           Form of Certificate To Be
                            Delivered in Connection
                          with Regulation S Transfers

                                                             __________, _______

WELLS FARGO BANK, NATIONAL ASSOCIATION
N9303-120
Sixth and Marquette Avenue
Minneapolis, MN  55479



Attention:  Corporate Trust Services


Re:      ACTIVANT SOLUTIONS INC. (the "Company")
         Floating Rate Senior Notes due 2010, Series A and
         Floating Rate Senior Notes due 2010, Series B (the "Notes")


Ladies and Gentlemen:

                In connection with our proposed sale of $____________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                (1) the offer of the Notes was not made to a person in the United States;

                (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.




                                        Very truly yours,

                                        [Name of Transferor]



                                        By: ____________________________________
                                           [Authorized Signatory]

                                                                       EXHIBIT G


                                    GUARANTEE


                THE OBLIGATIONS OF THE GUARANTORS TO THE HOLDERS OF NOTES PURSUANT TO THIS GUARANTEE AND THE INDENTURE DATED AS OF MARCH 30, 2005, BY AND AMONG ACTIVANT SOLUTIONS INC. (THE "COMPANY"), THE GUARANTORS NAMED THEREIN AND THE TRUSTEE NAMED THEREIN (THE "INDENTURE") ARE EXPRESSLY SET FORTH IN ARTICLE 11 OF THE INDENTURE, AND REFERENCE IS HEREBY MADE TO SUCH INDENTURE FOR THE PRECISE TERMS OF THIS GUARANTEE. THE TERMS OF THE INDENTURE, INCLUDING WITHOUT LIMITATION ARTICLE 11, ARE INCORPORATED HEREIN BY REFERENCE.

                Each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note, that the principal of and premium and interest on the Notes shall be promptly paid in full when due, subject to any applicable grace period and to any extension of time of payment or renewal of any Notes or any such other obligation, whether at the Maturity Date, by acceleration or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders of the Notes thereunder shall be promptly paid in full or performed, all in accordance with the terms thereof, subject in all cases to the limitations contained in Section 11.04 of the Indenture. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Article 11 of the Indenture, this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

                If any Holder is required by any court or otherwise to return to the Company or Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid to such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Noteholders in respect of any obligations guaranteed hereby until such time as the Indebtedness of the Company evidenced by the Note shall have been paid in full. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Noteholders, on the other hand, (a) the Maturity Date of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (b) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor in accordance with Section 11.05 of the Indenture.

                Each Guarantor, and by its acceptance of Notes, each Holder of Notes, hereby confirms that it is the intention of all such parties that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state, provincial or territorial law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Guarantee and Article 11 of the Indenture shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, result in the obligations of such Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance.





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
                This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the undersigned Guarantors and their respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's obligations under the Notes and the Indenture and shall inure to the benefit of the Holders and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and of Article 11 of the Indenture. Notwithstanding the foregoing, any Guarantor that satisfies the provisions of
Section 11.03 of the Indenture shall be released of its obligations hereunder.

                THIS GUARANTEE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF THE STATE OF NEW YORK THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                Capitalized terms used herein have the same respective meanings given in the Indenture unless otherwise indicated.




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


                IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

Dated: _______________, _________


                                                [GUARANTOR]




                                                By: ____________________________
                                                    Name:
                                                    Title:






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